UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant ☒
Filed by a Party other than the Registrant:☐
Check the appropriate box:

☒	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statemen
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to § 240.14a-12

ABRAXAS PETROLEUM CORPORATION (Name of Registrant as Specified in its Charter)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

1. Title of each class of securities to which transaction applies:
2. Aggregate number of securities to which transaction applies:
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5. Total fee paid:

☐	Fee paid previously with preliminary materials.

☐
 Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the  Form or Schedule and the date of its filing.

1. Amount Previously Paid: 2. Form, Schedule or Registration Statement No.: 3. Filing Party: 4. Date Filed:

PRELIMINARY PROXY STATEMENT, SUBJECT TO COMPLETION

ABRAXAS PETROLEUM CORPORATION
18803 Meisner Drive
San Antonio, Texas 78258
(210) 490-4788

March ___, 2013

Dear Stockholders:

You are invited to attend the 2013 Annual Meeting of Stockholders of Abraxas Petroleum Corporation to be held on ________, 2013, at [       ], local time, at our corporate office located at 18803 Meisner Drive, San Antonio, Texas 78258.  We hope that you will be able to attend the meeting.  Matters on which action will be taken at the meeting are explained in detail in the notice and proxy statement following this letter.

The annual report, notice of Annual Meeting, proxy statement and WHITE proxy card are enclosed. WHITE proxy cards are being solicited on behalf of our Board of Directors.

Your vote is important regardless of the number of shares that you own. You should know that Clinton Relational Opportunity Master Fund, L.P. and certain of its affiliates (together, the “Clinton Group”) has [filed a preliminary proxy statement indicating][notified us] that it intends to solicit votes in opposition to your Board’s recommended nominees and in favor of three director nominees hand-picked by the Clinton Group.

Your Board of Directors opposes the election of the Clinton Group’s director nominees.  Your Board of Directors is deeply committed to Abraxas, its stockholders and the creation and enhancement of stockholder value. In your Board’s opinion, the election of the Clinton Group’s director nominees is not in the best interests of our stockholders. For the reasons described in the attached proxy statement, your Board of Directors strongly urges you to join your Board of Directors in voting FOR the director nominees proposed by your Board of Directors by using and submitting the enclosed WHITE proxy card and not to return any [_________] proxy card sent to you by the Clinton Group. If you vote using a [_____] proxy card sent to you by the Clinton Group, you can subsequently revoke it by using and submitting the WHITE proxy card. Only your last-dated proxy will count—any proxy may be revoked at any time prior to its exercise at the Annual Meeting as described in the attached proxy statement.

Regardless of whether you plan to attend the Annual Meeting, we hope you will read the attached proxy statement carefully and vote FOR your Board of Directors’ recommended nominees by promptly submitting a proxy by signing, dating and returning the enclosed WHITE proxy card in the postage-paid envelope provided or by submitting your proxy by telephone or the Internet as soon as possible. Instructions regarding telephone and Internet voting are included on the WHITE proxy card or voting instruction form (or, if applicable, your electronic delivery notice).  Choosing one of these voting options ensures your representation at the Annual Meeting regardless of whether you attend in person.

If you have any questions or need assistance in voting your shares, please contact our proxy solicitor, Morrow & Co., LLC toll free at (888) 836-9724.

Thank you for your continued support of Abraxas Petroleum Corporation.

Robert L.G. Watson

Chairman of the Board, President,

and Chief Executive Officer

PRELIMINARY PROXY STATEMENT, SUBJECT TO COMPLETION

ABRAXAS PETROLEUM CORPORATION
18803 Meisner Drive
San Antonio, Texas 78258

(210) 490-4788

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD __________, 2013

To the Stockholders of Abraxas Petroleum Corporation:

NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Abraxas Petroleum Corporation (“Abraxas” or the “Company”) will be held at our corporate office located at 18803 Meisner Drive, San Antonio, Texas 78258, on __________, 2013, at [_____], local time, for the following purposes:

(1)	To elect as directors to the Abraxas Board of Directors the three nominees named below for a term of three years:

•	Harold D. Carter

•	Brian L. Melton

•	Edward P. Russell

(2)	To ratify the appointment of BDO USA, LLP as Abraxas’ independent registered public accounting firm for the year ending December 31, 2013;

(3)	To approve, by advisory vote, a resolution on executive compensation; and

(4)	To transact any other business that has been properly brought before the meeting in accordance with the provisions of the Company’s Amended and Restated Bylaws.

Your Board recommends that you vote FOR Proposals 1, 2 and 3.

We invite you to attend the Annual Meeting in person.  Whether or not you expect to attend the Annual Meeting, we urge you to mark, sign, date, and return the enclosed proxy card in the envelope provided or vote by telephone or over the internet as soon as possible.  If you are a beneficial holder, you may also vote your shares by telephone or the Internet using the instructions on each proxy card.  You may revoke your proxy at any time prior to the Annual Meeting, and, if you attend the Annual Meeting, you may vote your shares of Abraxas common stock in person.

The Board of Directors has fixed the close of business on ________, 2013 as the record date for the determination of the stockholders entitled to notice of and to vote at the Annual Meeting and any adjournment thereof. Only stockholders of record at the close of business on ________, 2013, will be entitled to vote at the Annual Meeting and any adjournments or postponements thereof. A list of stockholders entitled to vote at the Annual Meeting will be available for inspection at our offices, 18803 Meisner Drive, San Antonio, Texas 78258 for 10 days prior to the Annual Meeting. If you would like to review the stockholder list, please call our Investor Relations department at (210) 490-4788 to schedule an appointment.

Please note that the Clinton Group has notified us that it intends to solicit votes in opposition to your Board’s recommended nominees and in favor of three director nominees hand-picked by the Clinton Group.  For the reasons described in the attached proxy statement, your Board of Directors strongly urges you to join your Board of Directors in voting FOR the director nominees proposed by your Board of Directors by using and submitting the enclosed WHITE proxy card and not to return any [_____________] proxy card sent to you by the Clinton Group.

You may receive additional solicitation materials from the Clinton Group, including proxy statements and [_______] proxy cards. We are not responsible for the accuracy of any information provided by or relating to the Clinton Group or its nominees contained in solicitation materials filed or disseminated by or on behalf of the Clinton Group or any other statements the Clinton Group may make. If you vote using a_______ proxy card sent to you by the Clinton Group, you can subsequently revoke it by signing, dating and returning the enclosed WHITE proxy card or voting instruction form in the postage-paid envelope provided or by submitting your proxy by telephone or by Internet by following the instructions on the WHITE proxy card or voting instruction form. Only your last-dated proxy will count—any proxy may be revoked at any time prior to its exercise at the Annual Meeting as described in this proxy statement.

All stockholders are cordially invited to attend the Annual Meeting. If you have any questions about the attached proxy or require assistance in voting your shares on the WHITE proxy card or voting instruction form, or need additional copies of the Company’s proxy materials, please contact the firm assisting us in the solicitation of proxies, Morrow & Co., LLC, toll free at (888) 836-9724.

By Order of the Board of Directors,

Stephen T. Wendel
SECRETARY

San Antonio, Texas
[________, 2013]

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders to be held ________, 2013

This proxy statement and our 2012 Annual Report on Form 10-K are available at www.abraxaspetroleum.com, which does not have “cookies” that identify visitors to the site.

If you have any questions or require any assistance with voting your shares, please contact our proxy solicitor at the contact listed below:

 MORROW & CO., LLC

470 West Avenue
Stamford, Connecticut 06902
(203) 658-9400 (Call Collect)
or
Call Toll-Free (888) 836-9724

ABRAXAS PETROLEUM CORPORATION

18803 Meisner Drive
San Antonio, Texas 78258
(210) 490-4788

PROXY STATEMENT

_______________________

The Board of Directors of Abraxas Petroleum Corporation (“Abraxas” or the “Company”) is soliciting proxies to vote shares of common stock at the 2013 Annual Meeting of Stockholders to be held at 9:00 a.m., local time, on ________, 2013, at Abraxas Petroleum Corporation located at 18803 Meisner Drive, San Antonio, Texas 78258, and at any adjournment thereof.  This proxy statement and the accompanying proxy are first being mailed to stockholders on or about ________, 2013.  For ten days prior to the Annual Meeting, a complete list of stockholders entitled to vote at the Annual Meeting will be available for examination by any stockholder for any purpose relevant to the Annual Meeting during regular business hours at Abraxas’ executive offices, located at the address set forth above.  If you would like to review the stockholder list, please call our Investor Relations department at (210) 490-4788 to schedule an appointment.

 Record Date; Shares Entitled To Vote; Quorum

The Board of Directors has fixed the close of business on March 22, 2013 as the record date for Abraxas stockholders entitled to notice of and to vote at the Annual Meeting.  Only holders of common stock as of the record date are entitled to vote at the Annual Meeting.  As of the record date, there were 92,733,448 shares of Abraxas common stock outstanding, which were held by approximately 1,148 holders of record.  Stockholders are entitled to one vote for each share of Abraxas common stock held as of the record date.

The holders of a majority of the outstanding shares of Abraxas common stock issued and entitled to vote at the Annual Meeting must be present in person or by proxy to establish a quorum for business to be conducted at the Annual Meeting.  Abstentions and “broker non-votes” are treated as shares that are present and entitled to vote for purposes of determining the presence of a quorum.

A “broker non-vote” occurs when you fail to provide your broker with voting instructions and the broker does not have the discretionary authority to vote your shares on a particular proposal because the proposal is not a routine matter under New York Stock Exchange rules.  A broker non-vote may also occur if your broker fails to vote your shares for any reason.  Brokers cannot vote on their customers’ behalf on “non-routine” proposals such as Proposal 1, the election of directors, and Proposal 3, the advisory vote on executive compensation. Because brokers require their customers’ direction to vote on such non-routine matters, it is critical that stockholders provide their brokers with voting instructions. If the Clinton Group provides proxy materials in opposition to our board of directors to your broker to forward to you on its behalf, Proposal 2, ratification of the appointment of our independent registered public accounting firm, will be a “non-routine” matter. On the other hand, in the absence of the Clinton Group’s providing proxy materials in opposition to our board to your broker to forward to you on its behalf, Proposal 2, ratification of the appointment of our independent registered public accounting firm, will be a “routine” matter for which your broker does not need your voting instruction in order to vote your shares.

 Votes Required

The votes required for each proposal is as follows:

Election of Directors.  In an uncontested election of directors, to be elected, a director nominee must receive affirmative votes representing a majority of the votes cast by the holders of shares present in person or represented by proxy at our Annual Meeting (a "majority vote").

In a contested election of directors, to be elected, a director nominee must receive a plurality of the votes cast by the holders of shares present in person or represented by proxy at our Annual Meeting. A "contested election" is an election in which the number of nominees for director submitted in accordance with the Company's Amended and Restated Bylaws is greater than the number to be elected. If the Clinton Group proceeds in accordance with the Company's Amended and Restated Bylaws with alternative director nominations, the election of directors will be considered a contested election.

A majority of votes cast means that the number of votes cast "for" a director's election exceeds the number of votes cast "against" that director's election. Under a majority voting standard, abstentions and broker non-votes are not counted as votes "for" or "against" a director nominee and will have no effect on the outcome of this proposal. A plurality of votes cast means that the three director nominees with the greatest number of votes cast "for" their election, even if less than a majority, will be elected. Under a plurality voting standard, you may vote "for" all of the director nominees or you may "withhold" authority to vote for one or more nominees. Only votes cast "for" a nominee will be counted in the election of directors. Votes "withheld" and broker non-votes are not counted as a vote for or against a director nominee.

Brokers, as nominees for the beneficial owner, may not exercise discretion in voting on this matter and may only vote on this proposal as instructed by the beneficial owner of the shares

If you sign and submit your WHITE proxy card or voting instruction form without specifying how you would like your shares voted, your shares will be voted FOR the Board’s recommendations specified below under Proposal One-Election of Directors and in accordance with the discretion of the proxy holders with respect to any other matters that may be voted upon at the Annual Meeting.  Should the Company lawfully identify or nominate substitute or additional nominees before the Annual Meeting, we will file supplemental proxy material that identifies such nominee(s), discloses whether such nominee(s) has (have) consented to being named in the proxy material and to serve if elected and includes the relevant required disclosures with respect to such nominee(s)

The Board recommends a vote “FOR” each of its nominees on the WHITE proxy card.

Appointment of Independent Registered Public Accounting Firm.  Each share of our Common Stock is entitled to one vote with respect to the ratification of the appointment of BDO USA, LLP as our independent registered public accounting firm. The affirmative vote of holders of a majority in voting power of the Company's shares present in person or represented by proxy at the Annual Meeting and entitled to vote on the matter will be considered to determine the outcome of this proposal. Abstentions from voting will have the same effect as a vote against this proposal. If the Clinton Group provides proxy materials in opposition to our board of directors to your broker to forward to you on its behalf, this proposal will be a “non-routine” matter. On the other hand, in the absence of the Clinton Group’s providing proxy materials in opposition to our board to your broker to forward to you on its behalf, this proposal will be a “routine” matter for which your broker does not need your voting instruction in order to vote your shares.

The outcome of this proposal is advisory in nature and is non-binding.

The Board of Directors recommends a vote “FOR” the ratification of the selection of BDO USA, LLP, as Abraxas’ independent registered public accounting firm for the fiscal year ending December 31, 2013 on the WHITE proxy card.

Advisory Vote on Executive Compensation.  Each share of our Common Stock is entitled to one vote with respect to the approval, in a non-binding, advisory vote, of the compensation of our named executive officers. The affirmative vote of holders of a majority in voting power of the Company's shares present at the Annual Meeting in person or represented by proxy and entitled to vote on the matter will be considered to determine the outcome of this proposal. Abstentions from voting will have the same effect as a vote against this proposal, and broker non-votes will have no effect on the outcome of this proposal. Brokers, as nominees for the beneficial owner, may not exercise discretion in voting on this matter and may only vote on this proposal as instructed by the beneficial owner of the shares. The outcome of this proposal is advisory in nature and is non-binding.

The Board of Directors recommends a vote “FOR” the approval of the compensation of our named executive officers on the WHITE proxy card.

Voting of Proxies

If you are a stockholder whose shares are registered in your name, you may vote your shares by one of the following three methods:

•	Vote by Internet, by going to the web address www.proxypush.com/abraxas and following the instructions for Internet voting shown on the enclosed proxy card.

•	Vote by Telephone, by dialing (866) 390-5384 and following the instructions for telephone voting shown on the enclosed proxy card.

•	Vote by Proxy Card, by completing, signing, dating and mailing the enclosed proxy card in the envelope provided. If you vote by Internet or telephone, please do not mail your proxy card.

The deadline for voting electronically through the internet or by telephone is 11:59 p.m., Eastern Time, on May __, 2013.

If your shares are held in “street name” (through a broker, bank or other nominee), you may receive a separate voting instruction form with this Proxy Statement, or you may need to contact your broker, bank or other nominee to determine whether you will be able to vote electronically using the internet or telephone.

PLEASE NOTE THAT IF YOUR SHARES ARE HELD OF RECORD BY A BROKER, BANK OR OTHER NOMINEE AND YOU WISH TO VOTE AT THE MEETING, YOU WILL NOT BE PERMITTED TO VOTE IN PERSON AT THE MEETING UNLESS YOU FIRST OBTAIN A LEGAL PROXY ISSUED IN YOUR NAME FROM THE RECORD HOLDER.

The proxies identified on the proxy card will vote the shares of which you are stockholder of record in accordance with your instructions. If you sign and return your proxy card without giving specific voting instructions, the proxies will vote your shares “FOR” the nominated slate of directors and “FOR” each of the other proposals. The giving of a proxy will not affect your right to vote in person if you decide to attend the meeting.

Stockholder of Record.  If your shares are registered directly in your name or with our transfer agent, American Stock Transfer & Trust Company, LLC, you are considered the stockholder of record with respect to those shares and these proxy materials are being sent directly to you by us.  As a stockholder of record, you have the right to grant your voting proxy directly to us or to vote in person at the Annual Meeting. We have enclosed a proxy card for your use.

Beneficial Holder.  If your shares are held in a brokerage account or by a bank or other nominee, you are considered the beneficial owner of the shares held in street name, and these proxy materials are being forwarded to you by your broker, bank or other nominee who is considered the stockholder of record with respect to those shares. As the beneficial owner, you have the right to direct your broker on how to vote and are also invited to attend the meeting. However, since you are not the stockholder of record, in order to vote these shares in person at the meeting you must obtain a legal proxy from your broker, bank or other nominee. Your broker, bank or other nominee has enclosed a proxy card for your use.

 How to Vote By Proxy; Revocability of Proxies

To vote by proxy, you must mark, sign, date, and return the proxy card in the enclosed envelope.  If you are a beneficial holder, you may also vote your shares by telephone or the Internet using the instructions on each proxy card.  Any Abraxas stockholder who delivers a properly executed proxy may revoke the proxy at any time before it is voted.

Whether you vote by telephone, internet or by mail, you can change or revoke your proxy before it is voted at the meeting by:

•	submitting a new proxy card bearing a later date;

•	voting again by telephone or the internet at a later time;

•	giving written notice before the meeting to our Secretary at the address set forth on the cover of this Proxy Statement stating that you are revoking your proxy; or

•	attending the meeting and voting your shares in person.

Attendance at the Annual Meeting will not, in and of itself, constitute revocation of a proxy.  An Abraxas stockholder whose shares are held in the name of a broker, bank or other nominee must bring a legal proxy from his, her or its broker, bank or other nominee to the meeting in order to vote in person.

 Deadline for Voting by Proxy

In order to be counted, votes cast by proxy must be received prior to the Annual Meeting.

 [Color] Proxy Cards Sent by the Clinton Group

The Clinton Group has given us notice that it intends to solicit votes in favor of three alternative director nominees for election at the Annual Meeting. Based upon the Clinton Group’s notice, Abraxas believes that the Clinton Group will nominate Katherine T. Richard, William H. Armstrong III and James W. McFarland for election as directors (the “Clinton Nominees”) at the Annual Meeting, or solicit proxies for that purpose.  Nominations made by the Clinton Group have NOT been endorsed by the Board. The Company is not responsible for the accuracy of any information contained in any proxy solicitation materials used by the Clinton Group or any other statements that they may otherwise make.

The Board unanimously recommends that you DO NOT sign or return any [________] proxy card that may be sent to you by the Clinton Group, even as a protest. Voting against the Clinton Group’s nominees on any proxy card that the Clinton Group sends you is not the same as voting for the Board’s nominees, because a vote against the Clinton Group’s nominees on its [________] proxy card will revoke any previous proxy submitted by you. If you have previously submitted a [________] proxy card sent to you by the Clinton Group, you have every right to change it and we urge you to revoke that proxy by voting in favor of the Board’s nominees by using and submitting the enclosed WHITE proxy card or voting instruction form. Only the latest validly executed proxy that you submit will be counted.  Any proxy may be revoked at any time prior to its exercise at the Annual Meeting by following the instructions above under “How to Vote By Proxy; Revocability of Proxies” If you have any questions or need assistance voting, please contact our proxy solicitor, Morrow & Co., LLC, toll free at (888) 836-9724.

 Solicitation of Proxies

The cost of soliciting proxies in the accompanying form will be borne by Abraxas. Proxies are being solicited by mail, telephone, fax, email, town hall meetings, press releases, press interviews or the Company’s Investor Relations website. In addition to solicitations by mail, a number of officers, directors and regular employees of ours may, at no additional expense to us, solicit proxies in person or by telephone. We have hired Morrow & Co., LLC to assist in the solicitation of proxies at a fee estimated not to exceed $_________, of which approximately $________ has been spent to date. In addition, we have agreed to reimburse Morrow & Co., LLC for its reasonable out-of-pocket expenses.  It is anticipated that Morrow will employ approximately __ persons to solicit stockholders for the Annual Meeting.  We will also make arrangements with brokerage firms, banks and other nominees to forward proxy materials to beneficial owners of shares and will reimburse such nominees for their reasonable costs.

Our website address is included several times in this proxy statement as a textual reference only and the information in the website is not incorporated by reference into this proxy statement.

If you have any questions about voting your shares or attending the Annual Meeting, please contact our proxy solicitor, Morrow & Co., LLC, toll free at (888) 836-9724.

 Important Information Regarding Delivery of Proxy Material

The Securities and Exchange Commission has adopted rules regarding how companies must provide proxy materials to their stockholders.  These rules are often referred to as “notice and access,” under which a company may select either of the following options for making proxy materials available to its stockholders:

•	the full set delivery option; or

•	the notice only option.

A company may use a single method for all of its stockholders, or use full set delivery for some while adopting the notice only option for others.

 Full Set Delivery Option

Under the full set delivery option, a company delivers all proxy material to its stockholders by mail as it would have done prior to the change in the rules.  In addition to delivery of proxy materials to stockholders, the company must post all proxy materials on a publicly-accessible website and provide information to stockholders about how to access the website.

In connection with its 2013 Annual Meeting of Stockholders, Abraxas has elected to use the full set delivery option.  Accordingly, you should have received Abraxas’ proxy materials by mail.  These proxy materials include the Notice of Annual Meeting of Stockholders, proxy statement, proxy card and Annual Report on Form 10-K.  Additionally, Abraxas has posted these materials at www.abraxaspetroleum.com/proxy.

 Notice Only Option

Under the notice only option, which we have elected NOT to use for the 2013 Annual Meeting, a company must post all proxy materials on a publicly-accessible website.  Instead of delivering proxy materials to its stockholders, the Company instead delivers a “Notice of Internet Availability of Proxy Material.”  The notice includes, among other matters:

•	information regarding the date and time of the Annual Meeting of stockholders as well as the items to be considered at the meeting;

•	information regarding the website where the proxy materials are posted; and

•	various means by which a stockholder can request paper or e-mail copies of the proxy materials.

If a stockholder requests paper copies of the proxy materials, these materials must be sent to the stockholder within three business days and by first class mail.

 Abraxas May Use the Notice Only Option in the Future

Although Abraxas elected to use the full set delivery option in connection with the 2013 Annual Meeting of Stockholders, it may choose to use the notice only option in the future.  By reducing the amount of materials that a company needs to print and mail, the notice only option provides an opportunity for cost savings as well as conservation of paper products.  Many companies that have used the notice only option have also experienced a lower participation rate resulting in fewer stockholders voting at the Annual Meeting.  Abraxas plans to evaluate the future possible cost savings as well as the possible impact on stockholder participation as it considers future use of the notice only option.

 Householding

The Securities and Exchange Commission has adopted rules that permit companies and intermediaries (e.g. brokers) to satisfy the delivery requirements for proxy materials with respect to two or more stockholders sharing the same address by delivering a single set of proxy materials.  This process, which is commonly referred to as “householding,” potentially results in extra convenience for stockholders, cost savings for companies and conservation of paper products.

If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate set of proxy materials, you may:

•	send a written request to Investor Relations, Abraxas Petroleum Corporation, 18803 Meisner Drive, San Antonio, Texas 78258, if you are a stockholder of record; or

•	notify your broker, if you hold your shares in street name.

BACKGROUND TO POTENTIAL CONTESTED SOLICITATION

On November 27, 2012, Gregory Taxin and Robert Wenzel of the Clinton Group sent, and publicly disclosed, a letter to the Board of Directors of Abraxas Petroleum Corporation. In the letter, the Clinton Group stated its belief that the Company was undervalued in the stock market, given its assets and the opportunity to exploit those assets to generate meaningfully more cash flow and profit.

On December 3, 2012, Geoffrey R. King, our Vice President and Chief Financial Officer, met with Mr. Taxin, Mr. Wenzel, Paul Wesoly and North Lennox at the Clinton Group’s offices in New York.  Mr. King discussed the Clinton Group’s letter with Mr. Taxin and the Clinton representatives and referred to the Company’s presentation made in September 2012 at the Independent Petroleum Association of America’s (“IPAA”) Oil and Gas Symposium in San Francisco and the presentation given on December 3, 2012 at the Dahlman Rose Energy Conference (“Dahlman Rose”) in New York.  Copies of the IPAA and Dahlman Rose presentations were filed in our Current Report's on Form 8-K filed with the SEC on September 24, 2012 and November 30, 2012, respectively, and are available on the SEC’s website at www.sec.gov.

Subsequent to this meeting on December 20, 2012, Mr. Watson had a telephone conversation with Mr. Taxin during which Mr. Taxin reiterated the Clinton Group’s position stated in the November 27 letter.

There was no further communication between the Company and the Clinton Group until February 7, 2013 at which time the Clinton Group informed the Company that it had been interviewing “qualified” board candidates and requested that the Company send the necessary documents to allow the Clinton Group to nominate “qualified” candidates to the Board. The Company promptly complied.  Mr. Taxin and Mr. Wenzel telephoned Mr. Watson on February 11, 2013 to discuss their intentions to nominate board members.  Mr. Watson informed the Clinton Group representatives that this was a board decision.

On March 4, 2013, the Company received a letter from the Clinton Group informing the Company of the Clinton Group’s intention to nominate three directors:  Ms. Richard, Mr. Armstrong and Dr. McFarland.  On March 12, 2013, Messrs. Watson and King received an e-mail from Mr. Taxin in which Mr. Taxin stated that the Clinton Group was beginning work on its proxy materials but before spending “a lot of money on lawyers” that he wanted to have a conversation with Mr. Watson to see if there was common ground.  On March 13, 2013, Mr. Taxin, George E. Hall, President, Chief Executive Officer and Chief Investment Officer of the Clinton Group, and Mr. Wenzel called Messrs. Watson and King.  Mr. Watson informed Mr. Taxin that the Abraxas Board would be meeting on March 13 and 14 and that management would be recommending to the Board that the head of the Nominating and Corporate Governance Committee, Dennis Logue, interview each of the Clinton Group candidates.  Mr. Taxin noted that the Clinton Group had talked to a number of very qualified candidates who did not want to get involved in a public proxy fight, but who might be available if the Company could reach some agreement.  Mr. Hall then asked if Abraxas could replace “some” of the Company’s members with “some” of the Clinton Group’s candidates.  Mr. Taxin then followed with some detail as to how new directors on the Board might give the public assurance that the Company was proceeding with its business plan as expeditiously as possible.  Importantly, Mr. Taxin stated that he did not have any issues with Abraxas’ business plan going forward other than it was not proceeding as quickly as the Clinton Group would hope.  He also stated that he had been in touch with a number of the Company’s stockholders, and although he could not solicit proxies, he felt comfortable that he would prevail in a proxy contest.  He claimed his only interest was seeing a higher share price and was comfortable with the Company’s long term value.

The Nominating and Corporate Governance Committee of the Board of Directors, consisting of Messers. Logue, Cox and Powell, interviewed each of the Clinton Group’s candidates on March 18, 2013.  Messrs. Bartlett, and Karrash also participated.  Messrs. Carter, Melton and Russell, our nominees to the Board, along with our Chairman, Mr. Watson, did not participate on the call.  In addition, at Mr. Hall’s request, Mr. Watson interviewed one of the candidates on March 20, 2013.  The committee carefully considered each of the director candidates proposed by the Clinton Group together with the three director nominees named herein. On March 20, 2013, the Nominating and Corporate Governance Committee unanimously determined that it was in the best interest of the Company and its stockholders to nominate the three director nominees named herein and not to nominate any of the candidates proposed by the Clinton Group.  The Board unanimously accepted the recommendations of the Nominating and Corporate Governance Committee. Messrs. Carter, Melton and Russell did not participate in this vote.

To the extent that the Clinton Group chooses to deliver a proxy statement and solicit stockholders in support of its nominees, the Board will strongly oppose any of these alternative director nominees. The Board believes that election of the Board’s three director nominees is important to the future success of the Company and is in the best interests of all of the Company’s stockholders.

PROPOSAL ONE

Election of Directors

Abraxas’ Articles of Incorporation divide the Board of Directors into three classes of directors serving staggered three-year terms, with one class to be elected at each annual meeting.  At this year’s meeting, three Class III directors are to be elected for a term of three years to hold office until the expiration of their term in 2016, or until a successor has been elected and duly qualified.  The nominees for Class III director are Harold D. Carter, Brian L. Melton and Edward P. Russell.  Messrs. Carter, Melton and Russell are currently directors.

Each of the director nominees named in this proxy statement has agreed to serve as a director if elected, and we have no reason to believe that any nominee will be unable to serve. In the event that before the annual meeting one or more nominees named in this proxy statement should become unable or unwilling to serve, the persons named in the enclosed proxy will vote the shares represented by any proxy received by our Board of Directors for such other person or persons as may thereafter be nominated for director by the Nominating and Corporate Governance Committee and our Board of Directors.

We have received a notice from the Clinton Group of its intention to nominate certain individuals to our Board of Directors at the Annual Meeting. We do not believe this is in your best interest. We believe that a board of directors comprised of the current members of our Board, including each of the nominees for re-election at the annual meeting, is best positioned to enhance stockholder value through the execution of our strategic plan. Our Board understands our business and has the depth and breadth of expertise and experience in those areas that we believe are critical to our continued success, including extensive senior executive-level experience in the oil and gas industry and/or in the financial / banking community. Our Board has been proactive, has recruited three new outside directors since 2009 and a new CFO, and has conducted an extensive evaluation of our business.

In contrast, our Board believes that the Clinton Group nominees offer no skills that are not already well-represented on our board of directors. Furthermore, we believe that electing the Clinton Group nominees who are not as familiar with our company and its business and assets could interrupt the ongoing implementation of our strategic plan, and they could negatively impact stockholder value. OUR BOARD URGES YOU NOT TO VOTE FOR ANY INDIVIDUALS WHO MAY BE NOMINATED BY THE CLINTON GROUP AND TO EXECUTE AND RETURN THE ENCLOSED WHITE PROXY CARD VOTING FOR THE NOMINEES SET FORTH BELOW.

Assuming the presence of a quorum, the nominees for director who receive the most votes will be elected.  The enclosed WHITE proxy card provides a means for stockholders to vote for or to withhold authority to vote for the nominees for director.  If a stockholder executes and returns a WHITE proxy, but does not specify how the shares represented by such stockholder’s proxy are to be voted, such shares will be voted FOR the election of the nominees for director.  In determining whether this item has received the required number of affirmative votes, abstentions will have no effect.  Non-votes are not considered votes cast “for” or “against” this proposal at the Annual Meeting and will have no effect on the approval to elect directors.

The Board of Directors recommends a vote “FOR” the election of the nominees to the Board of Directors.

Board of Directors

The following table sets forth the names, ages, and positions of the directors of Abraxas.  The term of the Class I directors expires in 2015, the term of the Class II directors expires in 2014 and the term of the Class III directors expires in 2013.

Name and Municipality of Residence	Age	Office	Class
Robert L.G. Watson San Antonio, Texas	62	Chairman of the Board, President and Chief Executive Officer	I
C. Scott Bartlett, Jr. Richmond Hill, Georgia	79	Director	II
Harold D. Carter Dallas, Texas	74	Director	III
Ralph F. Cox Fort Worth, Texas	80	Director	II
W. Dean Karrash North Wales, Pennsylvania	51	Director	I
Dennis E. Logue Enfield, New Hampshire	69	Director	II
Brian L. Melton Overland Park, Kansas	43	Director	III
Paul A. Powell, Jr. Roanoke, Virginia	67	Director	I
Edward P. Russell Stilwell, Kansas	49	Director	III

 Director Nominees

Harold D. Carter, a director of Abraxas since October 2003, has over 40 years of oil and gas industry experience and has been an independent consultant since 1990.  Prior to consulting, Mr. Carter served as Executive Vice President of Pacific Enterprises Oil Company (USA).  Before that, Mr. Carter was associated for 20 years with Sabine Corporation, ultimately serving as President and Chief Operating Officer from 1986 to 1989.  Mr. Carter has served as a director of Longview Energy Company, a privately-owned oil and gas exploration and production company, since 1999.  Mr. Carter also serves as Vice Chairman of the Board of Trustees for the Texas Scottish Rite Hospital for Children.  Mr. Carter previously served as a director of Abraxas from 1996 to 1999 and as an advisory director from 1999 to 2003.  Mr. Carter also previously served as a director of Brigham Exploration Company, a publicly-traded oil and gas company, from 1998 to 2011 and as a director of Energy Partners. Ltd, a publicly-traded oil and gas exploration and production company, from 2000 to 2009. Mr. Carter received a Bachelor of Business Administration degree in Petroleum Land Management from the University of Texas and completed the Program for Management Development at the Harvard University Business School.

Mr. Carter brings invaluable perspective and industry-specific business acumen and managerial experience to the Board as the former President and COO of Sabine Corporation and as an industry veteran with decades of exploration and production experience. In particular, we believe that Mr. Carter’s tenure as a director of Brigham Exploration is particularly valuable to us because Brigham’s principal area of activity was the Williston Basin, where it targeted the Bakken, Three Forks and Red River formations. Brigham was acquired in 2011 by Statoil ASA for approximately $4.4 billion. The knowledge and experience Mr. Carter has attained through his service on other public company boards also enables Mr. Carter to provide a keen understanding of various corporate governance matters.

Brian L. Melton, a director of Abraxas since October 2009, has served as Vice President of Business Development / Corporate Strategy of Inergy, L.P. (NYSE:NRGY), a publicly-traded master limited partnership that specializing in providing midstream crude oil, natural gas and natural gas liquids services to producers and midstream providers in many of the major U.S. shale plays including the Bakken, Eagle Ford and Marcellus / Utica areas, since September 2008. Prior to joining Inergy, Mr. Melton was a Director in the Energy Corporate Investment Banking groups of Wachovia Securities and A.G. Edwards, prior to its merger with Wachovia Securities in October of 2007.  Mr.

Melton joined A.G. Edwards in July 2000 and was a senior member of the energy corporate finance team. From November 1995 until July 2000, Mr. Melton served as Director of Finance & Corporate Planning with TransMontaigne Inc., a downstream refined products supply, transportation and logistics company.  Mr. Melton previously served as a director of Abraxas General Partner, LLC, the general partner of Abraxas Energy Partners, L.P.  Mr. Melton received a Bachelor of Science degree in Management and a Master of Business Administration degree from Arkansas State University.

We believe that Mr. Melton’s operational and business experience (particularly in the U.S. shale plays in which the Company operates), as well as Mr. Melton’s prior  oil and gas investment banking experience help him bring unique insight to our Board and his financial experience is beneficial to our audit committee.

Edward P. Russell, a director of Abraxas since October 2009, has served as a Director of Tortoise Capital Resources Corp., one of the largest energy investors in the U.S. with over $10 billion in assets under management since April 2007. From 2007 to 2012, Mr. Russell served as President of Tortoise Capital.  Prior to joining Tortoise Capital Advisors, Mr. Russell was a Managing Director at Stifel, Nicolaus & Company, Inc. where he headed the energy and power group. Mr. Russell previously served as a director of Abraxas General Partner, LLC, the general partner of Abraxas Energy Partners, L.P.

We believe Mr. Russell’s experience as an oil and gas investor and as an energy investment banker brings an important skill set to the Board.

The Board unanimously recommends using the enclosed WHITE proxy card to vote FOR each of the Board’s three nominees for Director. The Clinton Group has publicly announced that it intends to nominate three nominees for election as directors at the Annual Meeting. If the Clinton Group proceeds in accordance with the Company’s Amended and Restated Bylaws with alternative director nominations, the election of directors will be considered a contested election, and the three nominees receiving the greatest number of the votes cast for their election will be elected.

Please do not return any proxy card you may receive from the Clinton Group or otherwise authorize any proxy other than pursuant to a WHITE proxy card to vote your shares of Common Stock at the Annual Meeting, not even as a protest vote. If you return a proxy card to the Clinton Group or otherwise authorize a proxy to vote your shares of Common Stock at the Annual Meeting other than pursuant to a WHITE proxy card, you can change your vote. To revoke your prior proxy and change your vote, simply date, sign and return the enclosed WHITE proxy card in the postage-paid envelope provided or follow the instructions located on the WHITE proxy card to vote by telephone or internet. Only your latest dated proxy will be counted. Any proxy may be revoked at any time prior to its exercise at the Annual Meeting by following the instructions beginning on page 7. If you have any questions or need assistance voting, please contact our proxy solicitor, Morrow & Co., LLC, toll free at (888) 836-9724.

 Directors with Terms Expiring in 2014 and 2015

Robert L.G. Watson, has served as Chairman of the Board, President, Chief Executive Officer and a director of Abraxas since 1977.  From January 2003 to July 2009, Mr. Watson served as Chairman of the Board, Chief Executive Officer and director of Grey Wolf Exploration Inc., which we refer to as Grey Wolf, an oil and gas exploration and production company, and which was, until February 2005, a wholly-owned subsidiary of Abraxas.  From May 1996 to January 2003, Mr. Watson served as President, Chairman of the Board and a director of Grey Wolf Exploration, Inc., a former wholly-owned subsidiary of Abraxas, which we refer to as Old Grey Wolf, the capital stock of which was sold by Abraxas in January 2003.  From November 1996 to January 2003, Mr. Watson was Chairman of the Board, President and a director of Canadian Abraxas Petroleum Limited, which we refer to as Canadian Abraxas, a former wholly-owned Canadian subsidiary of Abraxas, the capital stock of which was sold by Abraxas in January 2003.  Prior to forming Abraxas, Mr. Watson held petroleum engineering positions with Tesoro Petroleum Corporation and DeGolyer and MacNaughton.  Mr. Watson received a Bachelor of Science degree in Mechanical Engineering from Southern Methodist University in 1972 and a Master of Business Administration degree from the University of Texas at San Antonio in 1974.

Mr. Watson has been involved in the oil and gas industry for his entire business career and is the founder of Abraxas. He has developed a wide network of personal and business relationships within the oil and gas industry. His strong engineering and financial background combined with his many years of operational experience throughout changing conditions in the market and industry provide him with the ability to successfully lead the Company

C. Scott Bartlett, Jr., a director of Abraxas since December 1999, has over 50 years of commercial banking experience, the most recent being with National Westminster Bank USA (prior to being acquired by Bank of America), ultimately serving as Executive Vice President, Senior Lending Officer and Chairman of the Credit Policy Committee.  Mr. Bartlett previously served as a director of NVR, Inc., a publicly-traded, nationwide home builder, from 1993 to 2009, and where he also served on the audit committee for 15 years.  Mr. Bartlett attended Princeton University, and has a certificate in Advanced Management from Pennsylvania State University.

Through his broad experience in the commercial banking industry, Mr. Bartlett has gained valuable experience in the assessment and management of risk faced by companies. As a former commercial banker and as a former member of NVR’s audit committee, Mr. Bartlett has extensive financial reporting expertise, which serves him well in his role as the chairman of Abraxas’ Audit Committee. In addition, Mr. Bartlett’s experience as a commercial banker brings the perspective of a lender to the Board with respect to Abraxas’ financial position and results of operations.

Ralph F. Cox, a director of Abraxas since December 1999, has over 50 years of oil and gas industry experience, over 30 of which was with Atlantic Richfield Company (ARCO).  Mr. Cox retired from ARCO in 1985 after serving as Vice Chairman.  Mr. Cox then joined Union Pacific Resources, retiring in 1989 as President and Chief Operating Officer.  Mr. Cox then joined Greenhill Petroleum Corporation as President until leaving in 1994 to pursue a consulting business.  Mr. Cox currently serves as a trustee for Fidelity Mutual Funds.  Mr. Cox also serves as a director of Validus International, a company specializing in oil field drilling tools, and as a director of E-T Energy Ltd., a Canadian oil sands extraction company.  Mr. Cox previously served as a director of Abraxas General Partner, LLC, the general partner of Abraxas Energy Partners, L.P., as a director of CH2M Hill Companies, an engineering and construction firm, as a director of World GTL Inc., a gas-to-liquids production facility, and as an advisory director of Impact Petroleum, an oil and gas exploration and production company.  Mr. Cox received Bachelor of Science degrees in Petroleum Engineering and Mechanical Engineering from Texas A&M University in 1954 and completed advanced studies at Emory University.

Mr. Cox has many years of prior experience with major oil and gas companies. Mr Cox continues his involvement in the industry through his other directorship positions. His executive-level perspective and decision making abilities continue to prove beneficial to the Company.

W. Dean Karrash, was an advisory director of Abraxas from November 2011 to May 2012 at which time he was elected to the Board of Directors. Mr. Karrash serves as Executive Vice President and Chief Financial Officer of Burke, Lawton, Brewer & Burke, LLC, a securities brokerage firm.  Mr. Karrash joined the firm in 2004 and also serves as a Portfolio Manager with BLB&B Advisors, LLC.  Mr. Karrash has over twenty five years of experience in the financial services industry and previously served as President and Chief Executive Officer of Rutherford, Brown & Catherwood, LLC and Chief Financial Officer of Walnut Asset Management, LLC.  Early in Mr. Karrash’s career, he served as Vice President of Finance for Lincoln Investment Planning Inc. and as a Senior Manager with Pricewaterhouse Coopers (formally Coopers & Lybrand).  Mr. Karrash is currently a member of FINRA’s Financial and Operations Committee and a past member of the Small Firm Advisory Board and District 9 Business Conduct Committee.  Mr. Karrash is a Certified Public Accountant, Certified Financial Planner and is registered with FINRA and holds Series 7, 24, 27, 53 and 65 licenses.  Mr. Karrash received a Bachelor of Science degree in Accounting from Pennsylvania State University and a Master of Business Administration degree from Temple University’s Executive MBA program.

Through his role as Executive Vice President of Burke, Lawton, Brewer & Burke, Mr.  Karrash provides our Board with investment and financial experience from the standpoint of an investor and as a stockholder.  In addition, Mr. Karrash is a Certified Public Accountant and is an audit committee financial expert as defined by SEC rules.

Dennis E. Logue, a director of Abraxas since April 2003, has served as Chairman of the Board of Directors of Ledyard Financial Group, the holding company for Ledyard National Bank, since 2005.  Mr. Logue served as Dean and Fred E. Brown Chair at the Michael F. Price College of Business at the University of Oklahoma from 2001 through 2005.  Prior to joining Price College, Mr. Logue was the Steven Roth Professor at the Amos Tuck School at Dartmouth College where he had been since 1974.  Mr. Logue has served as a director of Waddell & Reed Financial, Inc., a publicly-traded, national financial services organization, since 2002 and ALCO Stores, Inc., a publicly-traded, general merchandise retailer serving smaller, hometown communities, since 2005.  Mr. Logue also serves on the board of Hypertherm, a privately-owned company specializing in plasma cutting tools and technology, and as a Trustee for Crossroads Academy.  Mr. Logue holds degrees from Fordham College, Rutgers, and Cornell University.

Mr. Logue has significant business, financial and administrative experience and his broad based experiences across a number of industries are particularly beneficial in his service on our Nominating and Compensation Committees.

Paul A. Powell, Jr., a director of Abraxas since August 2005, has served as Vice President and director of Mechanical Development Co., Inc. a maker of precision production machine parts, since 1984.  Mr. Powell is a Managing Partner of Claytor Equity Partners, Cortland Partners, JWM Partners, Emory Partners and Burnett Partners.  Mr. Powell is also manager of Westpoint (2002) LLC, Westpoint (2002) General Limited Partnership and WMP Properties LLC, and co-manager of Emisshield, LLC.  Mr. Powell currently serves on the board of trustees of Emory & Henry College and as trustee for numerous charitable trusts.  Mr. Powell previously served as a director of Abraxas from 1987 to 1999 and as an advisory director from 1999 to August 2005, in addition to previously serving on the board of the Blue Ridge Mountain Council of the Boy Scouts of America.  Mr. Powell attended Emory & Henry College and graduated from National Business College with a degree in Accounting.

Through his roles at various investment and operating companies, Mr. Powell provides our Board with investment and financial experience.. Mr. Powell has extensive historical knowledge about our Company through his investment in a number of drilling partnerships which became a part of Abraxas in 1991.

Director Emeritus

Franklin A. Burke, a director emeritus of Abraxas since June 1992, has served as President and Chief Executive Officer of Burke, Lawton, Brewer & Burke, a securities brokerage firm, since 1964, as President of Venture Securities Corporation, since 1971, and as President, Director of Research and Portfolio Management of BLB&B Advisors, LLC, since 2006.  Mr. Burke also serves as Trustee and Treasurer of The Williamson Free School of Mechanical Trades.  Mr. Burke currently serves as a director of Starkey Chemical Process Company and as a director and President of Omega Institute, an allied health post-secondary school.  Mr. Burke received a Bachelor of Science degree in Business Administration from Kansas State University in 1955, a Masters degree in Finance from University of Colorado in 1960 and studied at the graduate level at the London School of Economics from 1962 to 1963.  The Board voted to appoint Mr. Burke as a Director Emeritus following his retirement in 2012.

Mr. Burke serves at the pleasure of the Board and may be terminated as Director Emeritus at any time upon consent of a majority of the Board of Directors. Mr. Burke has the right to receive timely notice and information regarding, and to attend and participate in all, meetings of the Board, but does not have the right to vote at the meetings. The Board may, in its discretion without Mr. Burke’s consent, at any meetings at which he is in attendance, hold an executive session, at which Mr. Burke may not be present. Except for purposes of indemnification, Mr. Burke is not deemed to be a “director” of Abraxas.

 Composition of the Board of Directors

The Company believes that its Board as a whole should encompass a diverse range of talent, skill, experience and expertise enabling it to provide sound guidance with respect to the Company’s operations and business goals.  In addition to considering a candidate’s background and accomplishments, candidates are reviewed in the context of the current composition of the Board and the evolving needs of the Company.  The Company’s policy is to have at least a majority of its directors qualify as “independent” as determined in accordance with the listing standards of The NASDAQ Stock Market and Rule 10A-3 of the Exchange Act.  The Nominating and Corporate Governance Committee identifies candidates for election to the Board of Directors and reviews their skills, characteristics and experience, and recommends nominees for director to the Board for approval.

The Nominating and Corporate Governance Committee believes that the Board of Directors should be composed of directors with experience in areas relevant to the strategy and operations of the Company, particularly in the oil and gas industry and complex business and financial dealings.  Each of the nominees for election as a director at the Annual Meeting and each of the Company’s current directors holds or has held senior executive positions in either the oil and gas industry or in the financial / banking community.  In these positions, we believe that each nominee and current director has gained experience in core management skills, such as strategic and financial planning, public company financial reporting, corporate governance, risk management, and leadership development.  Many of our directors also have experience serving on boards and board committees of other public companies, as well as charitable organizations and private companies.  The Nominating and Corporate Governance Committee also believes that each nominee and current director has other key attributes that are important to an effective board: integrity and demonstrated high ethical standards; sound judgment; analytical skills; the ability to engage management and each other in a constructive and collaborative fashion; diversity of background, experience and thought; and the commitment to devote significant time and energy to service on the Board and its Committees.  With respect to each of our current directors and director nominees, their biographies beginning on pages 13 through 16 detail their individual experience in the oil and gas industry and/or in the financial / banking community together with their past and current board positions.  Messrs. Carter and Cox have strong backgrounds in the oil and gas industry and Messrs. Bartlett, Karrash, Logue and Powell have strong backgrounds in the financial / banking community.  Messrs. Melton and Russell have strong backgrounds in both the oil and gas industry and the financial / banking community.

 Meeting Attendance

During the fiscal year ended December 31, 2012, the Board of Directors held five meetings, the Audit Committee held four meetings, the Compensation Committee held two meetings and the Nominating and Corporate Governance Committee held one meeting. During 2012, each director attended at least 75% of all Board and applicable Committee meetings and other than Mr. Watson, our Chairman of the Board, President and Chief Executive Officer,

each director received compensation for their service to Abraxas for their role as director.  See “Executive Compensation—Compensation of Directors.”  Abraxas encourages, but does not require, directors to attend the annual meeting of stockholders; however, such attendance allows for direct interaction between stockholders and members of the Board of Directors.  At Abraxas’ 2012 Annual Meeting, all members of the Board were present.

 Committees of the Board of Directors

Abraxas has standing Audit, Compensation and Nominating and Corporate Governance Committees.

The Audit Committee is a separately-designated standing audit committee established in accordance with Section 3(a)(58)(A) of the Exchange Act.  The Audit Committee consists of Messrs. Bartlett (Chairman), Karrash, Melton and Powell.  The Board of Directors has determined that each of Messrs. Bartlett and Karrash is an audit committee financial expert as defined by SEC rules.  The Audit Committee Report, which appears on page 49, more fully describes the activities and responsibilities of the Audit Committee.  Mr. King, Mr. Krog and representatives from BDO USA, LLP, the Company’s independent registered public accounting firm, attend each meeting.  In addition, the representatives from BDO USA, LLP and the Audit Committee meet in executive session at each meeting.

The Compensation Committee consists of Messrs. Cox (Chairman), Carter and Logue.  The Compensation Committee’s role is to establish and oversee Abraxas’ compensation and benefit plans and policies, administer its stock option plans, and to annually review and approve all compensation decisions relating to Abraxas’ executive officers.  The Compensation Discussion & Analysis, which begins on page 26, more fully describes the activities and responsibilities of the Compensation Committee.  The Compensation Committee submits its decisions regarding executive compensation to the independent members of the Board for approval.  The agenda for meetings of the Compensation Committee is determined by its Chairman and the meetings are regularly attended by Mr. Watson.  At each meeting, the Compensation Committee also meets in executive session.  Mr. Cox reports the committee’s recommendations on executive compensation to the Board.  The Company’s personnel support the Compensation Committee in its duties and, along with Mr. Watson, may be delegated authority to fulfill certain administrative duties regarding the Company’s compensation programs.  The Compensation Committee has authority under its charter to retain, approve fees for and terminate advisors, consultants and agents as it deems necessary to assist in the fulfillment of its responsibilities but has not, in the past, utilized the services of a third party consultant to review the policies and procedures with respect to executive compensation.  The Compensation Committee may engage a third party to provide such services in the future, as it deems necessary or appropriate at the time in question.  For more information on the Compensation Committee’s processes and procedures, please see “Executive Compensation – Compensation Discussion and Analysis – Our Compensation Committee” and – “Elements of Executive Compensation.”

The Nominating and Corporate Governance Committee consists of Messrs. Logue (Chairman), Cox and Powell.  The primary function of the Nominating and Corporate Governance Committee is to develop and maintain the corporate governance policies of Abraxas and to assist the Board in identifying, screening and recruiting qualified individuals to become Board members and determining the composition of the Board and its committees, including recommending nominees for the election at the annual meeting of stockholders or to fill vacancies on the Board.

Each of the Board’s committees has a written charter and copies of the charters are available for review on the Company’s website at www.abraxaspetroleum.com.

 Director Independence

The Board of Directors has determined that each of the following members of the Board of Directors is independent as determined in accordance with the listing standards of The NASDAQ Stock Market and Rule 10A-3 of the Exchange Act:  C. Scott Bartlett, Jr., Harold D. Carter, Ralph F. Cox, W. Dean Karrash, Brian L. Melton, Dennis E. Logue, Paul A. Powell, Jr. and Edward P. Russell.  All of the members of the Audit, Compensation and Nominating and Corporate Governance Committees are independent as determined in accordance with the listing standards of The NASDAQ Stock Market and Rule 10A-3 of the Exchange Act.  The Board of Directors periodically conducts a self-evaluation on key Board and committee-related issues, which has proven to be a beneficial tool in the process of continuous improvement in Board functioning and communication.

 Board Leadership Structure

The Board of Directors believes that the Chief Executive Officer is best situated to serve as Chairman because he is the director most familiar with Abraxas’ business and industry, and most capable of effectively identifying strategic priorities and leading the discussion and execution of strategy.  The Board believes this provides an efficient and effective leadership model for Abraxas.  The Board believes that combining the Chairman and Chief Executive Officer roles fosters clear accountability, effective decision-making and alignment on corporate strategy.  To assure effective independent oversight, the Board has adopted a number of governance practices, including:

•	a strong, independent director role;

•	regular executive sessions of the independent directors; and

•	annual performance evaluations of the Chairman and Chief Executive Officer by the independent directors.

In addition, in 2006, the Board appointed Mr. Cox as lead independent director to provide the Board with additional independent oversight.  Mr. Cox leads the regularly held executive sessions.  The Board believes that the combined role of Chairman and Chief Executive Officer is in the best interest of Abraxas stockholders because it provides the appropriate balance between strategic development and independent oversight of management.

 Risk Management

The Board of Directors has an active role, as a whole and also at the committee level, in overseeing management of the Company’s risks.  The Board reviews quarterly information regarding the Company’s credit, liquidity and operations, as well as the risks associated with each.  The Company’s Compensation Committee is responsible for overseeing the management of risks relating to the Company’s executive compensation plans and arrangements to ensure that the compensation programs do not encourage excessive risk-taking.  The Audit Committee oversees management of financial risks, as well as other identified risks, including information technology.  The Nominating and Corporate Governance Committee manages the risks associated with the independence of the Board of Directors and potential conflicts of interest.  While each committee is responsible for evaluating specific risks and overseeing the management of such risks, the entire Board of Directors is regularly informed through committee reports about such risks.

The Board of Directors, together with the Compensation Committee, the Audit Committee, and the Nominating and Corporate Governance Committee, coordinate with each other to provide company-wide oversight of our management and handling of risk.  These committees report regularly to the entire Board of Directors on risk-related matters and provide the Board of Directors with integrated insight about the Company’s management of strategic, credit, interest rate, financial reporting, liquidity, compliance and operational risks.  While the Company has not developed a company-wide risk statement, the Board of Directors believes a well-balanced operational risk profile with heavier weighting towards exploitation projects as opposed to exploratory projects, together with a relatively conservative approach to managing liquidity, debt levels, and commodity price and interest rate risk contribute to an effective oversight of the Company’s risks.

At meetings of the Board of Directors and its committees, directors receive regular updates from management regarding risk management.  Outside of formal meetings, the Board, its committees and individual Board members have regular access to the executive officers of Abraxas.

 Compensation Committee Interlocks and Insider Participation

Messrs. Cox, Carter and Logue served on the Compensation Committee during 2012.  No member of the Compensation Committee was at any time during 2012 or at any other time an officer or employee of Abraxas, and no member had any relationship with Abraxas requiring disclosure as a related-party transaction in the section “Certain Relationships and Related Transactions” of this proxy statement.  No executive officer of Abraxas has served on the board of directors or compensation committee of any other entity that has or has had one or more executive officers who served as a member of the Board of Directors or the Compensation Committee during 2012.

 Code of Ethics

In April 2004, the Board of Directors unanimously approved Abraxas’ Code of Ethics.  This Code is a statement of Abraxas’ high standards for ethical behavior, legal compliance and financial disclosure, and is applicable to all directors, officers, and employees.  A copy of the Code of Ethics can be found in its entirety on Abraxas’ website at www.abraxaspetroleum.com.  Additionally, should there be any changes to, or waivers from, Abraxas’ Code of Ethics, those changes or waivers will be posted immediately on our website at the address noted above.

 Stockholder Communications with the Board

The Board of Directors has implemented a process by which stockholders may communicate with the Board of Directors.  Any stockholder desiring to communicate with the Board of Directors may do so in writing by sending a letter addressed to the Board of Directors, c/o Corporate Secretary.  The Corporate Secretary has been instructed by the Board to promptly forward any communications received to the members of the Board.

 Nominations

The Nominating and Corporate Governance Committee is responsible for determining the slate of director nominees for election by stockholders, which the committee recommends for consideration by the Board.  All director nominees are approved by the Board prior to annual proxy material preparation and are required to stand for election by stockholders at the next annual meeting.  For positions on the Board created by a director’s leaving the Board prior to the expiration of his current term, whether due to death, resignation, or other inability to serve, Article III of the Company’s Amended and Restated Bylaws provides that a director elected by the Board to fill a vacancy shall be elected for the unexpired term of his predecessor in office.

The Nominating and Corporate Governance Committee does not currently utilize the services of any third party search firm to assist in the identification or evaluation of Board member candidates.  The Nominating and Corporate Governance Committee may engage a third party to provide such services in the future, as it deems necessary or appropriate at the time in question.

The Nominating and Corporate Governance Committee determines the required selection criteria and qualifications of director nominees based upon the needs of the Company at the time nominees are considered.  A candidate must possess the ability to apply good business judgment and be in a position to properly exercise his or her duties of loyalty and care.  Candidates should also exhibit proven leadership capabilities, high integrity and experience with a high level of responsibility within his or her chosen fields, and have the ability to quickly understand complex principles of, but not limited to, business, finance and the oil and gas business.  Candidates with potential conflicts of interest or who do not meet independence criteria will be identified and disqualified.  The Nominating and Corporate Governance Committee will consider these criteria for nominees identified by the Committee, by stockholders, or through some other source.  When current Board members are considered for nomination for re-election, the Nominating and Corporate Governance Committee also takes into consideration their prior Board contributions, performance and meeting attendance records.

The Nominating and Corporate Governance Committee does not have a formal policy with regard to the consideration of diversity in identifying director nominees, but the Committee strives to nominate directors with a variety of complementary skills so that, as a group, the Board will possess the appropriate talent, skills, experience and expertise to oversee the Company’s business.  As part of this process, the Committee evaluates how a particular candidate would strengthen and increase the diversity of the Board in terms of how that candidate may contribute to the Board’s overall balance of perspectives, backgrounds, knowledge, experience, skill sets and expertise in substantive matters pertaining to the Company’s business.

The Nominating and Corporate Governance Committee will consider qualified candidates for possible nomination that are recommended by stockholders.  Stockholders wishing to make such a recommendation may do so by sending the required information to the Nominating and Corporate Governance Committee, c/o Corporate Secretary at the address listed above.  Any such nomination must comply with the advance notice provisions and provide all of the information required by Abraxas’ Amended and Restated Bylaws.  These provisions and required information are summarized under “Stockholder Proposals for 2014 Abraxas Annual Meeting” beginning on page 51 of this proxy statement.

The Nominating and Corporate Governance Committee conducts a process of making a preliminary assessment of each proposed nominee based upon the resume and biographical information, an indication of the individual’s willingness to serve and other background information.  This information is evaluated against the criteria set forth above as well as the specific needs of the Company at that time.  Based upon a preliminary assessment of the candidate(s), those who appear best suited to meet the needs of the Company may be invited to participate in a series of interviews, which are used for further evaluation.  The Nominating and Corporate Governance Committee uses the same process for evaluating all nominees, regardless of the original source of the information.

SECURITIES HOLDINGS OF PRINCIPAL STOCKHOLDERS,
DIRECTORS, NOMINEES AND OFFICERS

Based upon information received from the persons concerned, each person known to Abraxas to be the beneficial owner of more than five percent of the outstanding shares of common stock of Abraxas, each director and nominee for director, each of the executive officers and all directors and officers of Abraxas as a group, owned beneficially as of [March 22, 2013], the number and percentage of outstanding shares of common stock of Abraxas indicated in the following table.  Abraxas’ Board has adopted stock ownership guidelines.  Except as otherwise noted below, the address for each of the beneficial owners is c/o Abraxas Petroleum Corporation, 18803 Meisner Drive, San Antonio, Texas 78258.  Please read “Executive Compensation – Stock Ownership Guidelines.”  None of the shares listed below have been pledged as security.

Name of Beneficial Owner	Number of Shares (1)	Percentage (%)
Robert L.G. Watson	1,918,374 (2)	2.0%
Geoffrey R. King	55,000 (3)	*
Lee T. Billingsley	498,989 (4)	*
William H. Wallace	406,744 (5)	*
Stephen T. Wendel	510,113 (6)	*
G. William Krog, Jr.	123,236 (7)	*
Peter A. Bommer	163,491 (8)	*
C. Scott Bartlett, Jr.	184,373 (9)	*
Franklin A. Burke	5,248,801 (10)	5.6%
Harold D. Carter	274,624 (11)	*
Ralph F. Cox	544,449 (12)	*
W. Dean Karrash	32,050 (13)	*
Dennis E. Logue	216,148 (14)	*
Brian L. Melton	114,000 (15)	*
Paul A. Powell, Jr.	266,828 (16)	*
Edward P. Russell	97,014 (17)	*
NorthPointe Capital, LLC	7,556,608 (18)	8.1%
Lehman Brothers MLP Opportunity Fund	5,451,426 (19)	5.9%
The Vanguard Group	5,150,986 (20)	5.4%
BlackRock Inc.	5,053,257 (21)	5.4%
All Officers and Directors as a Group (16 persons)	10,654,234	10.6%
__________________

*	Less than 1%

(1)	Unless otherwise indicated, all shares are held directly with sole voting and investment power.

(2)
Includes 90,000 shares issuable upon exercise of vested options granted pursuant to the Abraxas Petroleum Corporation 1994 Long Term Incentive Plan (the “1994 LTIP”), 569,937 shares issuable upon exercise of vested options granted pursuant to the Abraxas Petroleum Corporation 2005 Employee Long-Term Equity Incentive Plan (the “2005 Employee Plan”) and 39,797 shares in a retirement account.

(3)	Includes 50,000 restricted shares awarded to Mr. King on the commencement of his employment in September 2012.

(4)	Includes 229,571 shares issuable upon exercise of vested options granted pursuant to the 2005 Employee Plan and 35,200 shares in a retirement account.

(5)
Includes 15,000 shares issuable upon exercise of vested options granted pursuant to the 1994 LTIP, 231,948 shares issuable upon exercise of vested options granted pursuant to the 2005 Employee Plan and 14,667 shares in a retirement account.

(6)	Includes 228,133 shares issuable upon exercise of vested options granted pursuant to the 2005 Employee Plan and 102,098 shares in a retirement account.

(7)
Includes 2,500 shares issuable upon exercise of vested options granted pursuant to the 1994 LTIP, 85,811 shares issuable upon exercise of vested options granted pursuant to the 2005 Employee Plan and 8,986 shares in a retirement account.

(8)	Includes 77,050 shares issuable upon exercise of vested options granted pursuant to the 2005 Employee Plan and 17,116 shares in a retirement account.

(9)
Includes 86,793 shares issuable upon exercise of vested options granted pursuant to the Abraxas Petroleum Corporation 2005 Non-Employee Director Long-Term Equity Incentive Plan (the “2005 Directors Plan”) and 26,000 shares in a retirement account.

(10)
Includes 45,000 shares issuable upon exercise of certain option agreements, 120,000 shares issuable upon exercise of vested options granted pursuant to the 2005 Directors Plan, 191,330 shares in a retirement account, 2,488,195 shares owned by Venture Securities Corporation Profit Sharing Trust Plan (voluntary), Venture Securities Corporation Profit Sharing Plan Trust (designated) and Venture Securities Corporation Pension Plan Trust over which Mr. Burke has shared discretion to dispose of, direct the disposition of, vote, and direct the voting of such shares for the benefit of the beneficiary of the trust, 16,500 shares in various trust and guardianship accounts, of which Mr. Burke is a trustee or guardian, 24,222 shares in the Pleasantville Church Foundation, of which Mr. Burke is a director, and 1,405,279 shares managed by BLB&B Advisors, LLC, of which Mr. Burke is the sole owner, on behalf of third parties.  Mr. Burke does not have any voting rights with regard to the shares managed by BLB&B Advisors, LLC.

(11)	Includes 132,500 shares issuable upon exercise of vested options granted pursuant to the 2005 Directors Plan, 7,577 shares in a family trust and 40,598 shares in a retirement account.

(12)	Includes 132,500 shares issuable upon exercise of vested options granted pursuant to the 2005 Directors Plan.

(13)	Includes 12,000 shares issuable upon exercise of vested options granted pursuant to the 2005 Directors Plan.

(14)	Includes 132,500 shares issuable upon exercise of vested options granted pursuant to the 2005 Directors Plan.

(15)	Includes 88,750 shares issuable upon exercise of vested options granted pursuant to the 2005 Directors Plan.

(16)
Includes 45,000 shares issuable upon exercise of certain option agreements, 132,500 shares issuable upon exercise of vested options granted pursuant to the 2005 Directors Plan and 27,277 shares in various entities managed by Mr. Powell.

(17)	Includes 88,750 shares issuable upon exercise of vested options granted pursuant to the 2005 Directors Plan.

(18)
NorthPointe Capital, LLC has sole dispositive powers over 7,556,608 shares and sole voting power over 5,210,034 shares.  The members of NorthPointe, LLC disclaim beneficial ownership to all such shares.  The address of NorthPointe Capital, LLC is 101 W. Big Beaver, Suite 745, Troy, Michigan 48084.

(19)
The Board of Directors of Lehman Brothers Holding Inc., whose members may change from time to time, has voting and investment control over the shares held by Lehman Brothers MLP Opportunity Fund L.P. The members of the Board of Directors of Lehman Brothers Holdings Inc. disclaim beneficial ownership to all such shares.  The address of Lehman Brothers MLP Opportunity Fund L.P. is 1271 Avenue of the Americas, 38th Floor, New York, NY 10020.  Lehman Brothers MLP Opportunity Fund L.P.’s general partner is an indirect wholly-owned subsidiary of Lehman Brothers Holdings Inc.

(20)
The Vanguard Group has sole dispositive powers over 5,048,725 shares, shared dispositive powers over 102,261 shares and sole voting power over 103,961 shares.  The members of The Vanguard Group disclaim beneficial ownership to all such shares.  The address of The Vanguard Group  is 100 Vanguard Blvd, Malvern, PA 19355.

(21)
BlackRock Inc. has sole dispositive powers over 5,053,257 shares and sole voting power over 5,053,257 shares.  The members of BlackRock Inc disclaim beneficial ownership to all such shares.  The address of BlackRock Inc is 40 East 52nd Street, New York, NY 10022.

Equity Compensation Plan Information

The following table gives aggregate information regarding grants under all of Abraxas’ equity compensation plans through December 31, 2012.

Plan Category	Number of Securities to be Issued upon Exercise of Outstanding Options, Warrants and Rights	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Securities Remaining Available for Future Issuance under Equity Compensation Plans
Equity compensation plans approved by security holders	2,902,467	$ 2.76	4,456,851
Equity compensation plans not approved by security holders	90,000	$ 2.64	—

 Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires Abraxas’ directors and executive officers and persons who own more than 10% of a registered class of Abraxas equity securities to file with the Securities and Exchange Commission and The NASDAQ Stock Market initial reports of ownership and reports of changes in ownership of Abraxas common stock.  Officers, directors and greater than 10% stockholders are required by SEC regulation to furnish us with copies of all such forms they file.  Based solely on a review of the copies of such reports furnished to us and written representations that no other reports were required, Abraxas believes that during 2012, all of its directors and executive officers complied on a timely basis with all applicable filing requirements under Section 16(a) of the Exchange Act.

EXECUTIVE OFFICERS

The following table sets forth the names, ages and positions of the executive officers of Abraxas.

Name and Municipality of Residence	Age	Office
Robert L.G. Watson San Antonio, Texas	62	Chairman of the Board, President and Chief Executive Officer
Geoffrey R. King San Antonio, Texas	32	Vice President – Chief Financial Officer
Lee T. Billingsley San Antonio, Texas	60	Vice President – Exploration
Peter A. Bommer San Antonio, Texas	56	Vice President – Engineering
William H. Wallace Blanco, Texas	55	Vice President – Operations
Stephen T. Wendel San Antonio, Texas	63	Vice President – Land & Marketing and Secretary
G. William Krog, Jr. San Antonio, Texas	59	Chief Accounting Officer

Robert L.G. Watson has served as Chairman of the Board, President, Chief Executive Officer and a director of Abraxas since 1977.  See page 14 for more information.

Geoffrey R. King has served as Vice President – Chief Financial Officer since September 2012.  Prior to joining Abraxas, Mr. King worked at Van Eck Associates from 2007 to 2012 as a Senior Energy Analyst with a focus on natural resource equities and commodities. Prior to that, he served as a Senior Analyst in the Global Power and Energy Group at Merrill Lynch and served in various roles at Petrie Parkman.  Mr. King is a CFA Charterholder and holds Series 7, 63, 86 and 87 licenses.  Mr. King holds a B.A. in Economics and History from Davidson College.

Lee T. Billingsley has served as Vice President – Exploration since 1998.  Dr. Billingsley founded Sandia Oil & Gas Corp. in 1983 and served as its President until Sandia merged into Abraxas in 1998.  Prior to forming Sandia, Dr. Billingsley worked for Tenneco Oil Company and American Quasar Petroleum.  Dr. Billingsley served as President of the American Association of Petroleum Geologists (AAPG) for the 2006-2007 term. Dr. Billingsley holds three degrees in Geology, Bachelor of Science and Doctorate from Texas A&M University and Master of Science from Colorado School of Mines.

Peter A. Bommer has served as Vice President – Engineering since 2012 and as Manager of Special Projects since 2007.  Prior to joining Abraxas, Mr. Bommer owned and ran the day-to-day operations of Bommer Engineering, a privately held engineering firm for over 25 years.  Mr. Bommer received a Bachelor of Science in Petroleum Engineering degree from the University of Texas in 1978 and a Master of Theology degree from Dallas Theological Seminary in 1999.  Mr. Bommer also holds the Professional Engineer designation.

William H. Wallace has served as Vice President – Operations since 2000.  Mr. Wallace served as Abraxas’ Superintendent/Senior Operations Engineer, from 1995 to 2000.  Prior to joining Abraxas, Mr. Wallace worked for Dorchester Gas Producing Company and Parker and Parsley.  Mr. Wallace received a Bachelor of Science degree in Petroleum Engineering from Texas Tech University in 1981.

Stephen T. Wendel has served as Vice President - Land and Marketing since 1990 and as Corporate Secretary since 1988.  Mr. Wendel served as Abraxas’ Manager of Joint Interests and Natural Gas Contracts from 1982 to 1990.  Prior to joining Abraxas, Mr. Wendel held accounting, auditing and marketing positions with Tenneco Oil Company and Tesoro Petroleum Corporation.  Mr. Wendel also serves as a director of the Corporation Board and the Development Board of Texas Lutheran University.  Mr. Wendel received a Bachelor of Business Administration degree in Accounting from Texas Lutheran University in 1971.

G. William Krog, Jr. has served as Chief Accounting Officer since 2011.  Mr. Krog joined Abraxas in 1995 and most recently served as Information Systems / Financial Reporting Director.  Prior to joining Abraxas, Mr. Krog was an independent accountant in private practice.  Mr. Krog received a Bachelor of Business Administration degree from the University of Texas at Austin in 1976 and is a Certified Public Accountant.

EXECUTIVE COMPENSATION

 Compensation Discussion & Analysis

We compensate our executive officers through a combination of base salary, annual incentive bonuses and long-term equity based awards.  The compensation is designed to be competitive with those of a peer group which we have selected for comparative purposes and to align the interests of our executive officers with the interests of our stockholders.

This section discusses the principles underlying our executive compensation policies and decisions, and the most important factors relevant to an analysis of these policies and decisions. It provides qualitative information regarding the manner and context in which compensation is awarded to and earned by our executive officers and places in perspective the data presented in the tables and narrative that follow.

 Our Compensation Committee

Our Compensation Committee approves, implements and monitors all compensation and awards to executive officers including the Chief Executive Officer, Chief Financial Officer and the other executive officers named in the Summary Compensation Table below, to whom we refer to as the named executive officers.  The Committee’s membership is determined by the Board of Directors and is composed of three independent directors.  The Committee, in its sole discretion, has the authority to delegate any of its responsibilities to subcommittees as it deems appropriate.  The Committee did not delegate any of its responsibilities during 2012.

The Committee periodically approves and adopts, or makes recommendations to the Board, for Abraxas’ executive compensation decisions.  In the first quarter of each year, Mr. Watson, the Chief Executive Officer, submits to the Compensation Committee his recommendations for salary adjustments and long-term equity incentive awards based upon his subjective evaluation of individual performance and his subjective judgment regarding each executive officer’s salary and equity incentives, for each executive officer except himself.  For more information on our Compensation Committee, please refer to the discussion under “Proposal One—Election of Directors—Committees of the Board of Directors.”

The Committee reviews all components of compensation for our executive officers, including base salary, annual incentive bonuses, long-term equity based awards, the dollar value to the executive and cost to Abraxas of all benefits and all severance and change in control arrangements.  Based on this review, the Compensation Committee has determined that the compensation paid to our executive officers reflects our compensation philosophy and objectives.

 Compensation Philosophy and Objectives

Our underlying philosophy in the development and administration of Abraxas’ annual and long-term compensation plans is to align the interests of our executive officers with those of Abraxas’ stockholders.  Key elements of this philosophy are:

•	establishing compensation plans that deliver base salaries which are competitive with companies in our industry, within Abraxas’ budgetary constraints and commensurate with Abraxas’ salary structure.

•	rewarding outstanding performance particularly where such performance is reflected by an increase in Abraxas’ Net Asset Value, as adjusted for changes in factors beyond an employee’s control.

•	providing equity-based incentives to ensure motivation over the long-term to respond to Abraxas’ business challenges and opportunities as owners rather than just as employees.

The compensation currently paid to Abraxas’ executive officers consists of three core elements: base salary, annual bonuses under a performance-based, non-equity incentive plan and long-term equity based awards granted pursuant to our 2005 Employee Long-Term Equity Incentive Plan, which we refer to as the 2005 Employee Plan, plus other employee benefits generally available to all employees of Abraxas.

We believe these elements support our underlying philosophy of aligning the interests of our executive officers with those of Abraxas’ stockholders by providing the executive officers a competitive salary, an opportunity for annual bonuses, and equity-based incentives to ensure motivation over the long-term.  We view the three core elements of compensation as related but distinct.  Although we review total compensation, we do not believe that significant compensation derived from one component of compensation should increase or reduce compensation from another component.  We determine the appropriate level for each component of compensation separately.  We have not adopted any formal or informal policies or guidelines for allocating compensation among long-term incentives and annual base salary and bonuses, between cash and non-cash compensation, or among different forms of non-cash compensation.  Abraxas’ Board has adopted stock ownership guidelines.  Please read “Stock Ownership Guidelines” for more information.

Abraxas does not have any other deferred compensation programs or supplemental executive retirement plans and no benefits are provided to Abraxas’ executive officers that are not otherwise available to all employees of Abraxas, and no benefits are valued in excess of $10,000 per employee per year.

 Elements of Executive Compensation

Executive compensation consists of the following elements:

Base Salary.  In determining base salaries for the executive officers of Abraxas, we aim to set base salaries at a level we believe enables us to hire and retain individuals in a competitive environment and to reward individual performance and contribution to our overall business goals.  In addition, we take into consideration the responsibilities of each executive officer and determine compensation appropriate for the positions held and expectations of services rendered during the year.  We compare the salary structure of Abraxas to a group of exploration and production companies included in the William M. Mercer 2012 Energy Compensation Survey, which we refer to as the Mercer Energy Survey.  We use the Mercer Energy Survey as a market check to ensure that we are paying competitive base salaries.

Abraxas’ salary range is set by reference to the salaries paid by other companies in our industry considering the responsibilities and expectations of each executive officer while remaining within Abraxas’ budgetary constraints.  We utilize salary information from other companies in our industry to compare Abraxas’ salary structure with those other companies that compete with Abraxas for executives but without targeting salaries to be higher, lower or approximately the same as those in our industry.  We believe that the base salary levels for our executive officers are consistent with the practices of companies in our industry and increases in base salary levels from time to time are designed to reflect competitive practices in the industry, individual performance and the officer’s contribution to our overall business goals.  Individual performance and contribution to the overall business goals of Abraxas are subjective measures and evaluated by Mr. Watson and the Compensation Committee and, with respect to Mr. Watson only, the Compensation Committee.

The base salaries paid to our named executive officers in 2012 are set forth below in the Summary Compensation Table.  For 2012, base salaries, paid as cash compensation, were $1,130,618 with Mr. Watson receiving $395,550.  We believe that the base salaries paid achieved our objectives.

Annual Bonuses.  Abraxas’ current bonus plan was adopted by our Board of Directors in 2003.  The purpose of the bonus plan is to create financial incentives for our executive officers that are tied directly to increases in Net Asset Value, or NAV, per share of Abraxas common stock.  We chose NAV as the foundation of the bonus plan because we believe that NAV equates to the value of Abraxas’ oil and gas reserve base, giving risked credit for non-proven reserves, and adjusted for other assets and liabilities, including Abraxas’ previous equity ownership in Blue Eagle Energy, LLC, and long-term debt.  We believe that NAV is a better indicator of the health of Abraxas than its stock price, as the success of finding oil and gas is directly reflected in our NAV, while our stock price can be influenced by a number of factors outside the control of the executive officers of Abraxas.  In addition, many exploration and production equity analysts use NAV per share comparisons to establish price targets for the companies they follow.  Under the bonus plan, NAV is calculated at each year-end after receipt of the reserve report from our independent petroleum engineering firm and the audited financials, subject to certain adjustments, as follows:

Net Asset Value Calculation:
+ + + + ± −	PV-10 Proved Reserves PV-10 Probable Reserves Property & Equipment Acreage Other Assets Net Working Capital Debt
=	Net Asset Value (“NAV”)
÷	Shares Outstanding
=	NAV per share

The proved and probable reserves are estimated at year-end by our independent petroleum engineering firm of DeGolyer and MacNaughton in accordance with guidelines published by the Society of Petroleum Engineers, and all other items in the NAV calculation are derived from our year-end audited financial statements.

PV-10 is the estimated present value of the future net revenues from our proved oil and gas reserves before income taxes discounted using a 10% discount rate.  PV-10 is considered a non-GAAP financial measure under SEC regulations because it does not include the effects of future income taxes, as is required in computing the standardized measure of discounted future net cash flows. We believe that PV-10 is an important measure that can be used to evaluate the relative significance of our oil and gas properties and that PV-10 is widely used by securities analysts and investors when evaluating oil and gas companies.  Because many factors that are unique to each individual company impact the amount of future income taxes to be paid, the use of a pre-tax measure provides greater comparability of assets when evaluating companies. We believe that most other companies in the oil and gas industry calculate PV-10 on the same basis. PV-10 is computed on the same basis as the standardized measure of discounted future net cash flows but without deducting income taxes.

The following table provides a reconciliation of PV-10 to the standardized measure of discounted future net cash flows at December 31, 2011 and 2012:

	December 31,
(in thousands)	2011	2012
PV-10	$298,001	$316,862
Present value of future income taxes discounted at 10%	(28,919)	(38,717)
Standardized measure of discounted future net cash flows	$269,082	$278,145

The annual bonuses are calculated by the percentage increase in the current year-end NAV per share over the previous year-end NAV per share up to the first 10%; after 10% has been achieved, all excess percentage increases are doubled, with a maximum award for any one-year of 70% of the executive officer’s base annual salary.  For example, if the percentage increase in NAV for a given year was 15%, the calculated bonus would be equal to 20% of the executive officer’s annual base salary.  In order to compare NAV year-over-year, the current year-end PV-10 for proved and probable reserves are calculated with commodity prices used in the previous year-end PV-10 calculations, in addition to other adjustments for other factors out of an employee’s control.  Then, for the ensuing year, the PV-10 for proved and probable reserves are calculated with current commodity prices to establish the NAV per share at the beginning of a given year, thus the difference between the calculated NAV per share at the end of a given year and the calculated NAV per share at the beginning of the following year.

In the first quarter of each year, the NAV per share for the prior year-end is calculated after reserves are estimated and audited financial statements are available.  Mr. Watson then submits the annual bonus calculation to the Compensation Committee for review and discussion.

At the beginning of 2011, the calculated NAV per share was $2.57 (utilizing commodity prices as of December 31, 2010 and the development costs included in our reserve report prepared by DeGoyler and MacNaughton) and the calculated NAV per share at the end of 2011 (utilizing commodity prices as of December 31, 2011 and the development costs included in our reserve report prepared by DeGoyler and MacNaughton) was $2.41, a 6% decrease.  As a result, management did not qualify to receive a bonus under the incentive performance bonus plan.  During the March 9, 2012 Board meeting, the Compensation Committee recommended and the board approved an adjustment to the annual incentive performance bonus plan to compensate for factors beyond employees’ control, such as development costs.  The Board decided that because development costs were increasing rapidly and that the costs included in the Company’s independent reserve reports reflected this price trend, the Company would, starting in 2012, make an adjustment, up or down, to future development costs for the proved and probable PV-10 calculations as reflected in the reserve report based on the Company’s actual development costs when determining PV-10.  Using this revised calculation at the beginning of 2011, the calculated NAV per share would have been  $2.57 utilizing commodity prices and development costs as of December 31, 2010 and the calculated NAV per share at the end of 2011 (utilizing commodity prices and development costs as of December 31, 2010) would have been $3.25, a 35% increase.  Given the discrepancy when increased development costs were taken into account and inability to retroactively adjust the calculation, the Compensation Committee recommended, and the Board approved, a pro-rata bonus (based on applicable bonus percentage levels) for all non-field employees, including the eligible named executive officers, of $750,000 contingent on the closing of an Eagle Ford transaction.  These bonuses were paid to eligible employees in December 2012 after the closing of the Nordheim transaction in the Eagle Ford shale.

At the end of 2012, the calculated NAV per share was $4.74 (utilizing commodity prices and development cost as set forth in our reserve report for 2012), and the calculated NAV per share at the end of 2011 (utilizing commodity prices and development cost as of December 31, 2011 as set forth in the reserve report for 2011) was $4.08, a 16% increase.  As a result, the Compensation Committee recommended annual bonus awards for our executive officers at a board meeting in March 2013 and the Board approved these annual bonuses. The following table details the 2012 bonus earned by our named executive officers:

Name	Base Salary (1)	Bonus Award Achieved (Percentage of Salary) (2)	Maximum Award (Percentage of Salary)	Annual Bonus Awarded Under the Annual Bonus Plan	One Time Pro Rata Eagle Ford Incentive Bonus	Total Bonus
Robert L.G. Watson	$ 400,000	22%	70%	$ 88,000	$ 82,173	$ 170,173
Geoffrey R. King (3)	230,000	22%	70%	16,867	0	16,867
Lee T. Billingsley	226,000	22%	70%	49,720	46,731	96,451
Peter A. Bommer	215,000	22%	70%	47,300	42,549	89,849
William H. Wallace	226,000	22%	70%	49,720	46,731	96,451
Barbara M. Stuckey (4)	0	0%	70%	0	0	0
__________________
(1)	Base annual salaries in effect at the end of the year.
(2)	1% for the first 10%, then 2% for each percent increase over the first 10%.
(3)
Mr. King’s employment commenced on September 4, 2012 and thus he was not eligible for the pro-rata incentive bonus on an Eagle Ford transaction approved in May 2012, and his incentive bonus was pro-rated to his four months of employment in 2012.

(4)	Ms. Stuckey resigned in July 2012.

The awards are reflected in the Grants of Plan-Based Awards table in the “Estimated Future Payouts Under Non-Equity Incentive Plan Awards” columns and in the Summary Compensation Table as earned in the “Non-Equity Incentive Plan Compensation” column.

The Compensation Committee has the discretion to defer all or any part of any bonus to future years, to pay all or any portion of any bonus, or deferred bonus, in shares of Abraxas common stock and has the discretion to pay bonuses even if no bonus would be payable under the bonus plan, and further has the discretion not to pay bonuses even if a bonus was earned under the bonus plan.  In the past, the Committee has elected to pay a portion of the annual bonus in shares of Abraxas common stock and may continue to do so in the future.  The Committee reviews the cash position of the Company and the amount of the annual bonus when making such determinations.  The Compensation Committee also has the discretion to pay bonuses outside of this plan.

Long-Term Equity Incentives.  Our executive officers are eligible to receive long-term equity incentives under our 2005 Employee Plan.

In determining whether to grant long-term incentive awards, such awards will be substantially contingent upon the conclusion of Mr. Watson and the Board of Directors (and only the Board of Directors, with respect to awards made to Mr. Watson) as to whether individual and management’s collective efforts have produced attractive long-term returns to Abraxas stockholders by increasing the market price of our common stock over time.  In determining whether to grant long-term incentive awards, we anticipate that neither Mr. Watson nor the Board of Directors will have specific numerical targets, but rather will make a subjective determination based upon the state of the oil and gas exploration and production industry and other general economic factors at the time of their evaluation.

In the first quarter of each year, Mr. Watson submits his recommendations for long-term equity incentive awards to the Compensation Committee based upon his subjective evaluation of the individual performance of each executive officer, except himself.  Mr. Watson also factors in the quantity and value of the long-term incentives that each executive officer has been previously awarded.  The Compensation Committee reviews and discusses Mr. Watson’s recommendations and makes final determinations as to such awards.  For awards made to Mr. Watson, the Compensation Committee subjectively evaluates Mr. Watson’s performance and, in their sole authority, determines, how many, if any, long-term equity incentive awards to grant to Mr. Watson.  The Compensation Committee also considers the quantity and value of the long-term equity incentive awards previously granted to Mr. Watson when considering making awards to him.  In determining whether to grant long-term equity incentive awards, we seek to ensure that the total compensation package, including cash compensation, is comparable to other companies in our industry, yet such awards are substantially contingent upon the conclusion of Mr. Watson and the Compensation Committee, as to whether individual and management’s collective efforts have produced attractive long-term returns to Abraxas stockholders.  We also consider past grants to each executive officer and the level to which such past grants are (or are not) “in-the-money.”

Abraxas has historically granted long-term equity incentives after Mr. Watson presents his recommendations to the Compensation Committee in the first quarter; however, we have not granted long-term equity incentives every year and we have awarded long-term equity incentive awards at other times during the year, principally in the event of a new hire, substantial promotion or significant event, such as the completion of a financing transaction or an accretive acquisition.  We believe that such events warrant the granting of awards outside the normal course of business as these events are significant to the future success of Abraxas.  We do not time award grants in coordination with the release of material non-public information.

2005 Employee Plan.  Abraxas’ 2005 Employee Plan, which was approved by our stockholders at the 2006 annual meeting and amended by our stockholders at the 2008 annual meeting and at a special meeting held on October 5, 2009, authorizes us to grant incentive stock options, non-qualified stock options and shares of restricted stock to our executive officers, as well as to all employees of Abraxas.  We use equity incentives as a form of long-term compensation because it provides our executive officers an opportunity to acquire an equity interest in Abraxas and further aligns their interest with those of our stockholders.  Options grants generally have a term of 10 years and vest in equal increments over four years.  Restricted stock grants vest in accordance with each individual grant agreement.  Vesting is accelerated in certain events described under “Employment Agreements and Potential Payments Upon Termination or Change in Control.”

The purposes of this plan are to employ and retain qualified and competent personnel and to promote the growth and success of Abraxas, which can be accomplished by aligning the long-term interests of the executive officers with those of the stockholders by providing the executive officers an opportunity to acquire an equity interest in Abraxas.  All grants are made with an exercise price of no less than 100% of the fair market value on the date of such grant.

A total of 9,200,000 shares of Abraxas common stock are reserved under the 2005 Employee Plan, subject to adjustment following certain events, such as stock splits.  The maximum annual award for any one employee is 500,000 shares of Abraxas common stock.  If options, as opposed to restricted stock, are awarded, the exercise price shall be no less than 100% of the fair market value on the date of the award, unless the employee is awarded incentive stock options and at the time of the award, owns more than 10% of the voting power of all classes of stock of Abraxas.  Under this circumstance, the exercise price shall be no less than 110% of the fair market value on the date of the award.  Option terms and vesting schedules are at the discretion of the Compensation Committee.

Employment Contracts, Change in Control Arrangements and Certain Other Matters.  We provide the opportunity for our executive officers to be protected under the severance and change in control provisions contained in their employment agreements.  We believe that these provisions help us to attract and retain an appropriate caliber of talent for these positions.  Our severance and change in control provisions for the executive officers are summarized in “Employment Agreements and Potential Payments Upon Termination or Change in Control” below.  We believe that our severance and change in control provisions are consistent with the programs and levels of severance and post-employment compensation of other companies in our industry and believe that these arrangements are reasonable.

Other Employee Benefits.  Abraxas’ executive officers are eligible to participate in all of our employee benefit plans, such as medical, dental, group life and long-term disability insurance, in each case on the same basis as other employees.  Abraxas’ executive officers are also eligible to participate in our 401(k) plan on the same basis as other employees.  In 2008, Abraxas adopted the safe harbor provision for its 401(k) plan which requires Abraxas to contribute a fixed match to each participating employee’s contributions to the plan.  The fixed match is set at the rate of dollar for dollar for the first 1% of eligible pay contributed, then 50 cents on the dollar for each additional percentage point of eligible pay contributed, up to 5%.  The fixed match is contributed in the form of Abraxas common stock.  An employee’s eligible pay with respect to calculating the fixed match is limited by IRS regulations. In addition, the Board of Directors, at its sole discretion, may authorize Abraxas to make additional contributions to each participating employee’s plan.  The employee contribution limit for 2012 was $17,000 for employees under the age of 50 and $22,500 for employees 50 years of age or older.  The Board of Directors has also suggested a cap on the amount (or percentage) of Abraxas common stock that each employee should own in their individual 401(k) account to encourage diversification.  The maximum suggested percentage has been set at 20% and each employee is encouraged to reduce their ownership of Abraxas common stock in their 401(k) account in the event such employee is over the suggested limit.

 2013 Compensation Decisions

Base Salaries.  In general, base salaries for 2013 increased 5.5% from 2012 for our named executive officers to adjust for increases in the cost of living.

 Assessment of Compensation Policies and Practices

The Company and the Compensation Committee have conducted an in-depth risk assessment of the Company’s compensation policies and practices in response to public and regulatory concerns about the link between incentive compensation and excessive risk taking by companies.  The Company and the Committee concluded that our compensation program does not motivate imprudent risk taking.  In this regard, the Committee believes that:

•	The Company’s annual incentive compensation is based on performance metrics that promote a disciplined approach towards the long-term goals of the Company;

•	The Company does not offer significant short-term incentives that might drive high-risk investments at the expense of the long-term value of the Company;

•
The Company’s compensation programs are weighted towards offering long-term incentives that reward sustainable performance, especially when considering the Company’s stock ownership guidelines for executive officers;

•
The Company’s compensation awards are capped at reasonable levels, as determined by a review of the Company’s financial position and prospects, as well as the compensation offered by companies in our industry; and

•	The Board’s high level of involvement in approving material investments and capital expenditures helps avoid imprudent risk taking.

The Company’s compensation policies and practices were evaluated to ensure that they do not foster risk taking above the level of risk associated with the Company’s business and the Company concluded that it has a balanced pay and performance program and that the risks arising from its compensation policies and practices are not reasonably likely to have a material adverse effect on the Company.

 Impact of Regulatory Requirements

Deductibility of Executive Compensation.  In 1993, the federal tax laws were amended to limit the deduction a publicly-held company is allowed for compensation paid to the chief executive officer and to the four most highly compensated executive officers other than the chief executive officer. Generally, amounts paid in excess of $1.0 million to a covered executive, other than performance-based compensation, cannot be deducted. In order to constitute performance-based compensation for purposes of the tax law, stockholders must approve the performance measures. Since Abraxas does not anticipate that the compensation for any executive officer will exceed the $1.0 million threshold in the near term, stockholder approval necessary to maintain the tax deductibility of compensation at or above that level is not being requested. We will reconsider this matter if compensation levels approach this threshold, in light of the tax laws then in effect.  We will consider ways to maximize the deductibility of executive compensation, while retaining the discretion necessary to compensate executive officers in a manner commensurate with performance and the competitive environment for executive talent.

Non-Qualified Deferred Compensation.  On October 22, 2004, the American Jobs Creation Act of 2004 was signed into law, changing the tax rules applicable to non-qualified deferred compensation arrangements. We believe we are in compliance with the statutory provisions which were effective January 1, 2005 and the regulations which became effective on January 1, 2009.

Accounting for Stock-Based Compensation.  On October 1, 2005 we began accounting for stock-based compensation in accordance with the requirements of FASB ASC Topic 718 for all of our stock-based compensation plans.  See the notes to our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2012 filed with the Securities and Exchange Commission for a discussion of all assumptions made in the calculation of this amount.

Policy on Recovery of Compensation.  Our Chief Executive Officer and Chief Financial Officer are required to repay certain bonuses and stock-based compensation they receive if we are required to restate our financial statements as a result of misconduct as required by Section 304 of the Sarbanes-Oxley Act of 2002.

COMPENSATION COMMITTEE REPORT

The Compensation Committee of Abraxas has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and, based on such review and discussions, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in this proxy statement.

This report is submitted by the members of the Compensation Committee.

Ralph F. Cox, Chairman

Harold D. Carter

Dennis E. Logue

SUMMARY COMPENSATION TABLE

The following table sets forth a summary of compensation paid to each of our named executive officers for the last three fiscal years.

Name and Principal Position	Year	Salary ($) (1)	Bonus ($) (2)	Stock Awards ($) (3)	Option Awards ($) (4)	Non-Equity Incentive Plan Compensation ($) (5)	All Other Compensation ($) (6)	Total ($) (7)
Robert L.G. Watson President, Chief Executive Officer and Chairman of the Board	2012	395,550	15,835	7,761	51,951	170,173	8,575	649,395
	2011	377,650	14,700	28,466	203,463	―	8,575	632,854
	2010	360,500	114,000	—	137,485	254,800	8,575	875,360
Geoffrey R. King Vice President – Chief Financial Officer(8)	2012	76,667	2,948	99,500	248,105	16,867	―	444,087
	2011	―	―	―	―	―	―	―
	2000	―	―	―	―	―	―	―
Lee T. Billingsley Vice President — Exploration	2012	223,838	8,692	3,530	29,352	96,451	8,575	370,438
	2011	214,763	8,360	12,947	101,731	―	8,575	346,376
	2010	205,000	7,962	—	91,656	144,900	7,454	456,972
Peter A. Bommer Vice President - Engineering	2012	210,725	8,269	2,388	27,274	89,849	7,912	346,417
	2011	195,100	7,612	98,152	113,189	―	6,723	420,776
	2010	184,900	7,181	―	54,841	23,338	6,283	276,543
William H. Wallace Vice President — Operations	2012	223,838	8,692	3,530	29,352	96,451	20,575	382,438
	2011	214,763	8,360	12,947	101,732	―	8,575	346,377
	2010	205,000	7,962	—	91,656	144,900	7,454	456,972
Barbara M. Stuckey (9) Former Vice President, Chief Financial Officer and Assistant Secretary	2012	120,254	—	—	―	―	8,575	128,829
	2011	214,763	8,360	8,541	99,468	―	8,575	339,707
	2010	199,000	57,962	—	91,656	144,900	7,244	500,762
__________________

(1)	The amounts in this column include any 401(k) plan account contributions made by the named executive officer.

(2)
The amounts in this column reflect a discretionary holiday bonus of $15,835, $2,948, $8,692, $8,269 and $8,692 awarded to Mr. Watson, Mr. King, Dr. Billingsley, Mr. Bommer and Mr. Wallace, respectively.  Mr. Watson and Ms. Stuckey were paid discretionary bonuses of $100,000 and $50,000, respectively for 2010.

(3)
The amounts in this column reflect the aggregate grant date fair value of stock awards granted during a given year to the named executive officer calculated in accordance with FASB ASC Topic 718.  See the notes to our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2012 filed with the Securities and Exchange Commission for a discussion of all assumptions made in the calculation of this amount.

(4)
The amounts in this column reflect the aggregate grant date fair value of options granted during a given year to the named executive officer calculated in accordance with FASB ASC Topic 718.  See the notes to our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2012 filed with the Securities and Exchange Commission for a discussion of all assumptions made in the calculation of this amount.  Ms. Stuckey resigned in July; therefore, her restricted stock and unvested and out-of-the-money options were forfeited and no value was recorded in the grant date fair value column.

(5)	The amounts in this column represent cash bonuses earned under the annual bonus plan and the Eagle Ford transaction bonus plan.

(6)
The amounts in this column represent contributions by Abraxas to the named executive officer’s 401(k) plan account for 2010, 2011 and 2012 as well as a $12,000 vehicle allowance for Mr. Wallace in 2012.

(7)	The dollar value in this column for each named executive officer represents the sum of all compensation reflected in the previous columns.

(8)	Mr. King joined the Company in September 2012.

(9)	Ms. Stuckey resigned in July 2012.

GRANTS OF PLAN-BASED AWARDS

The following table provides information with regard to grants of non-equity incentive compensation and all other stock awards to our named executive officers in 2012.  We do not have an equity incentive plan; therefore, these columns have been omitted from the following table.

Name	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards (1)			All Other Stock Awards: Number of Shares of Stock (#)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/share)	Grant Date Fair Value of Stock and Option Awards ($) (2)
		Threshold ($)	Target ($)	Maximum ($)
Robert L.G. Watson	03/8/2012		170,173	364,885		20,000	3.74	51,951
	08/09/2012				3,696		2.10	7,761
Geoffrey R. King	09/04/2012		16,867	53,667		200,000	1.99	248,105
	09/04/2012				50,000		1.99	99,500
Lee T. Billingsley	03/8/2012		96,451	206,407		11,300	3.74	29,352
	08/09/2012				1,681		2.10	3,530
Peter A. Bommer	03/8/2012		89,849	190,057		10,500	3.74	27,274
	08/09/2012				1,137		2.10	2,388
William H. Wallace	03/8/2012		96,451	203,418		11,300	3.74	29,352
	08/09/2012				1,681		2.10	3,530
Barbara M. Stuckey (3)	03/8/2012		—	—		11,300	3.74	29,352

__________________
(1)
Awards payable under our annual bonus plan and the Eagle Ford transaction bonus plan.  The annual bonus plan does not provide for a threshold level as the bonuses under the plan can range from 0 to the maximum, which equals 70% of the named executive officers base salary.  The amount set forth in the target column reflects the amount each named executive officer earned under the annual plan for 2012 that was paid in 2013 and the amount paid under the Eagle Ford transaction bonus plan.  Please see the discussion under “Compensation Discussion and Analysis – Elements of Executive Compensation – Annual Bonuses” for more information.  Please refer to column 5 of the Summary Compensation Table.

(2)
The amounts in this column reflect the aggregate grant date fair value of stock awards and options granted in 2012 to the named executive officer calculated in accordance with FASB ASC Topic 718.  See the notes to our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2012 filed with the Securities and Exchange Commission for a discussion of all assumptions made in the calculation of this amount.

(3)	Ms. Stuckey resigned in July 2012; her restricted stock and unvested and out-of-the-money options were forfeited and no value was recorded in the grant date fair value column.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR END

The following table provides information concerning outstanding equity awards at December 31, 2012 for our named executive officers.  We do not have an equity incentive plan; therefore, these columns have been omitted from the following table.

	OPTION AWARDS				STOCK AWARDS
Name	Number of Securities Underlying Unexercised Options (Exercisable)	Number of Securities Underlying Unexercised Options (Unexercisable) (1)	Option Exercise Price ($)	Option Expiration Date	Number of Shares of Stock That Have Not Vested (2)	Market Value of Shares of Stock That Have Not Vested ($) (3)
Robert L.G. Watson	100,000	—	4.59	09/13/2015
	41,624	—	3.60	08/28/2017
	93,750	31,250	0.99	03/17/2019
	200,813	66,937	1.75	10/05/2019
	45,000	45,000	2.09	03/16/2020
	15,000	45,000	4.72	03/15/2021
	—	20,000	3.74	03/08/2022
					21,159	46,338
Geoffrey R. King	—	200,000	1.99	09/04/2022
					50,000	109,500
Lee T. Billingsley	50,000	—	4.59	09/13/2015
	16,543	—	3.60	08/28/2017
	37,500	12,500	0.99	03/17/2019
	50,203	16,734	1.75	10/05/2019
	30,000	30,000	2.09	03/16/2020
	7,500	22,500	4.72	03/15/2021
	—	11,300	3.74	03/08/2022
					9,380	20,542
Peter A. Bommer	5,000	—	3.61	09/05/2007
	3,750	3,750	0.99	03/17/2009
	21,250	10,625	1.75	10/05/2009
	17,950	17,950	2.09	03/16/2010
	3,750	11,250	4.72	03/15/2011
	6,250	18,750	3.55	08/09/2011
	—	10,500	3.74	03/08/2022
					24,360	53,348
William H. Wallace	15,000	—	0.68	04/24/2013
	50,000	—	4.59	09/13/2015
	18,920	—	3.60	08/28/2017
	37,500	12,500	0.99	03/17/2019
	50,203	16,734	1.75	10/05/2019
	30,000	30,000	2.09	03/16/2020
	7,500	22,500	4.72	03/15/2021
	—	11,300	3.74	03/08/2022
					9,380	20,542
__________________

(1)	Options vest in twenty-five percent (25%) increments each year for four (4) years on the anniversary of the grant date.

(2)
In general, stock awards vest in twenty-five percent (25%) increments each year for four (4) years on the anniversary of the grant date.  As each increment vests, a new award equal to the most recently vested portion is granted and vests on the 4th anniversary after the grant date.

(3)
The market value was calculated from the closing price of Abraxas’ common stock on December 31, 2012 of $2.19 per share multiplied by the number of shares of stock that had not vested as of December 31, 2012.

OPTION EXERCISES AND STOCK VESTED

The following table provides information concerning exercises of stock options and other stock awards by our named executive officers during the fiscal year ended December 31, 2012.

	OPTION AWARDS		STOCK AWARDS
Name	Number of Shares Acquired on Exercise	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting	Value Realized on Vesting ($)
Robert L.G. Watson	90,000	97,200 (1)	20,459	68,265 (2)
Geoffrey R. King	—	—	—	—
Lee T. Billingsley	37,000	72,870 (3)	10,084	34,380 (4)
Peter A. Bommer	—	—	16,629	50,165 (5)
William H. Wallace	22,000	23,100 (6)	13,705	42,238 (7)
Barbara M. Stuckey (8)	156,750	96,675 (9)	13,574	48,897 (10)
__________________
(1)	These options were exercised on November 19, 2012 (90,000). The exercise price was $0.65 and the closing price of Abraxas’ common stock was $1.73. The realized value per share was $1.08.

(2)
Of these stock awards, 6,375 vested on January 2, 2012, 10,615 vested on January 31, 2012, and 3,469 vested on September 10, 2012 and the closing price of Abraxas’ common stock on those dates was $3.30, $3.74 and $2.17, respectively.

(3)
These options were exercised on March 22, 2012 (22,000) and November 26, 2012 (15,000).  The exercise prices were $0.65 and $0.68, respectively and the closing price of Abraxas’ common stock was $3.11 and $1.93, respectively, for a realized value of $2.46 and $1.25 per share, respectively.

(4)
Of these stock awards, 2,656 vested on January 2, 2012, 6,049 vested on January 31, 2012, and 1,379 vested on September 10, 2012 and the closing price of Abraxas’ common stock on those dates was $3.30, $3.74 and $2.17, respectively.

(5)
Of these stock awards, 1,062 vested on January 2, 2012, 7,317 vested on January 31, 2012, 6,250 vested on August 9, 2012, and 2,000 vested on October 6, 2012 and the closing price of Abraxas’ common stock on those dates was $3.30, $3.74, $2.38 and $2.21, respectively.

(6)	These options were exercised on November 13, 2012 (22,000). The exercise price was $0.65 and the closing price of Abraxas’ common stock was $1.70. The realized value per share was $1.05.

(7)
Of these stock awards, 2,656 vested on January 2, 2012, 6,049 vested on January 31, 2012, and 5,000 vested on September 10, 2012 and the closing price of Abraxas’ common stock on those dates was $3.30, $3.74 and $2.17, respectively.

(8)	Ms. Stuckey resigned in July 2012.

(9)
These options were exercised on October 8, 2012.  The exercise prices were $0.99 (37,500), $1.75 (89,250) and $2.09 (30,000), respectively, and the closing price of Abraxas’ common stock was $2.25, for a realized value of $1.26, $0.50 and $0.16 per share, respectively.

(10)	Of these stock awards, 4,250 vested on January 2, 2012 and 9,324 vested on January 31, 2012 and the closing price of Abraxas’ common stock on those dates was $3.30 and $3.74, respectively.

 Pension Benefits

Abraxas does not sponsor any pension benefit plans and none of the named executive officers contribute to such a plan.

 Non-Qualified Deferred Compensation

Abraxas does not sponsor any non-qualified defined compensation plans or other non-qualified deferred compensation plans and none of the named executive officers contribute to any such plans.

 Stock Ownership Guidelines

Abraxas’ Board has established stock ownership guidelines to strengthen the alignment of director and executive officer interests with those of our stockholders.  As of December 31, 2012, we had eight non-employee directors and seven executive officers subject to the stock ownership guidelines.  Under the guidelines below, each director and officer is precluded from selling any shares of Abraxas common stock until the director or officer satisfies the ownership guidelines set forth in the following table.  Satisfaction of the ownership guidelines will fluctuate with the market value of Abraxas common stock.

Position                                Stock Ownership Guidelines

Chief Executive Officer                                                                5x annual base salary

All other Executive Officers                                                        3x annual base salary

Non-employee Directors	3x all fees received during the prior 12-month period, including the value of common shares awarded in lieu of cash payments at the time of issuance

Abraxas’ Board has discretion to review special situations; however, non-compliance without board approval can result in the loss of future bonuses and discretionary stock-based compensation.  As of December 31, 2012, the market value of Abraxas common stock was $2.19 per share.  As an example, Mr. Watson, our chief executive officer, is required to own 913,242 shares of Abraxas common stock to meet the stock ownership guidelines at this price.  As of December 31, 2012, one officer and two directors satisfied the minimum stock ownership guidelines.

 Employment Agreements and Potential Payments Upon Termination or Change in Control

Abraxas has entered into employment agreements with each of our named executive officers pursuant to which each will receive compensation as determined from time to time by the Board in its sole discretion.  Abraxas has also established the Abraxas Petroleum Corporation Severance Plan, effective December 31, 2008, for all employees that are not subject to an employment agreement.  This plan provides severance benefits in the event of a change in control and for certain other changes in conditions of employment.  The affected employees would be entitled to receive one month of base salary for each year of service with Abraxas, up to a maximum of 12 months.

The employment agreement for Mr. Watson is scheduled to terminate on December 21, 2013, and is automatically extended for additional one-year terms unless Abraxas gives 120 days’ notice of its intention not to renew the employment agreement.  The employment agreements for Mr. King, Dr. Billingsley, Mr. Bommer and Mr. Wallace are scheduled to terminate on December 31, 2013, and are automatically extended for an additional year if by December 1 neither Abraxas nor Mr. King, Dr. Billingsley, Mr. Bommer or Mr. Wallace as the case may be, has given notice to the contrary.

The employment agreements contain the following defined terms:

“Cause” means termination upon

(i)           the continued failure by the officer to substantially perform his duties with Abraxas (other than any such failure resulting from his incapacity due to physical or mental illness or any such actual or anticipated failure resulting from termination by him for Good Reason) after a written demand for substantial performance is delivered to the officer by the Board, which demand specifically identifies the manner in which the Board believes that he has not substantially performed his duties, or

(ii)           the engaging by the officer in conduct which is demonstrably and materially injurious to the Company, monetarily or otherwise. The officer shall not be deemed to have been terminated for Cause unless and until the officer has been delivered a copy of a resolution duly adopted by the affirmative vote (which cannot be delegated) of not less than a majority of the members of the Board who are not officers of the Company at a meeting of the Board called and held for such purposes (after reasonable notice to the officer and an opportunity for the officer, together with the officer’s counsel, to be heard before the Board), finding that in the good faith opinion of the Board, the officer was guilty of conduct set forth above in clauses (i) or (ii) above and specifying the particulars thereof in detail.

“Change in Control” means the occurrence of

(i)           any “person” or “group” (as such terms are used in Section 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended, (the “Exchange Act”)) becoming the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), except that a person shall be deemed to be the “beneficial owner” of all shares that any such person has the right to acquire pursuant to any agreement or arrangement or upon exercise of conversion rights, warrants, options or otherwise, without regard to the sixty day period referred to in such Rule), directly or indirectly, of securities representing 20% or more of the combined voting power of the Company’s then outstanding securities,

(ii)           any person or group making a tender offer or an exchange offer for 20% or more of the combined voting power of the Company’s then outstanding securities,

(iii)           at any time during any period of two consecutive years, individuals who at the beginning of such period constituted the Board and any new directors, whose election by the Board or nomination for election by the Company’s stockholders was approved by a vote of at least two-thirds (2/3) of the Company directors then still in office who either were the Company directors at the beginning of the period or whose election or nomination for election was previously so approved (“Current Directors”), ceasing for any reason to constitute a majority thereof,

(iv)           the Company consolidating, merging or exchanging securities with any other entity and the stockholders of the Company immediately before the effective time of such transaction not beneficially owning, immediately after the effective time of such transaction, shares entitling such stockholders to a majority of all votes (without consideration of the rights of any class of stock entitled to elect directors by a separate class vote) to which all stockholders of the corporation issuing cash or securities in the consolidation, merger or share exchange would be entitled for the purpose of electing directors or where the Current Directors immediately after the effective time of the consolidation, merger or share exchange not constituting a majority of the Board of Directors of the corporation issuing cash or securities in the consolidation, merger or share exchange, or

(v)           any person or group acquiring 50% or more of the Company’s assets.

“Disability” means the incapacity of the officer due to physical or mental illness which causes the officer to have been absent from the full-time performance of his duties with the Company for six consecutive months, and within 30 days after the Company gives the officer written notice of termination, the officer has not returned to the full-time performance of his duties.

“Good Reason” means, without the officer’s express written consent, any of the following:

(i)           a material adverse alteration in the nature or status of his position, duties or responsibilities,

(ii)           a reduction in his current annual base salary,

(iii)           a change in the principal place of his employment to a location more than twenty-five (25) miles from the Company’s current principal place of employment, excluding required travel on the Company’s business to an extent substantially consistent with the officer’s present business travel obligations,

(iv)           the failure by the Company, without his consent, to pay to him any portion of his current compensation, or to pay to him any portion of any deferred compensation, within ten (10) days of the date any such compensation payment is due,

(v)           the failure by the Company to continue in effect any compensation plan in which he participates, or any substitute plans or the failure by the Company to continue his participation therein on the same basis, both in terms of the amount of benefits provided and the level of his participation relative to other participants, as existing,

(vi)           the failure by the Company to continue to provide him with benefits at least as favorable to those enjoyed by him under any of the Company’s pension, life insurance, medical, health and accident, disability, deferred compensation or savings plans in which he is currently participating, the taking of any action by the Company which would directly or indirectly materially reduce any of such benefits or deprive the officer of any material fringe benefit enjoyed by him, or the failure by the Company to provide him with the number of paid vacation days to which he is entitled on the basis of the Company’s practice with respect to him,

(vii)           the failure of the Company to obtain a satisfactory agreement from any successor to assume and agree to perform his employment agreement, or

(viii)           any purported termination of his employment which is not effected pursuant to the employment agreement’s termination provisions.

“Retirement” means termination in accordance with the Company’s retirement policy, generally applicable to its salaried employees or in accordance with any retirement arrangement established with the officer’s consent with respect to himself.

If, during the term of the employment agreement for officer or any extension thereof, an officer’s employment is terminated other than for Cause or Disability, by reason of the officer’s death or Retirement, or by such officer for Good Reason, then such officer will be entitled to receive the following:

Watson: a lump sum payment equal to the greater of (a) his annual base salary for the last full year during which he was employed by Abraxas or (b) his annual base salary for the remainder of the term of his employment agreement.

King, Billingsley, Bommer and Wallace: no provisions for termination of employment because at all times during the term of each officer’s employment agreements, such officer’s employment is at will and may be terminated by Abraxas for any reason without notice or cause.  If, during the term of the employment agreement for each of Mr. King, Dr. Billingsley, Mr. Bommer and Mr. Wallace or any extension thereof, a change in control occurs, then such officer will be entitled to an automatic extension of the term of the officer’s employment agreement for a period of 36 months beyond the term in effect immediately before the change in control.

If, following a Change in Control, an officer’s employment is terminated other than for Cause or Disability, by reason of the officer’s death or Retirement or by such officer for Good Reason, then such terminated officer will be entitled to the following:

Watson:  a lump sum payment equal to 2.99 times his annual base salary.

King, Billingsley, Bommer and Wallace:  a lump sum payment equal to three times his annual base salary.

If any lump sum payment to a named executive officer would individually or together with any other amounts paid or payable constitute an “excess parachute payment” within the meaning of Section 280G of the Internal Revenue Code of 1986, as amended, and applicable regulations thereunder, the amounts to be paid will be increased so that each named executive officer, as the case may be, will be entitled to receive the amount of compensation provided in his agreement after payment of the tax imposed by Section 280G.

In addition, unvested options and restricted stock that have been awarded to our named executive officers will vest upon any change in control.  As of December 31, 2012, our named officers held 667,080 unvested options, of which 493,980 were “in-the-money”.  Additionally, our named officers held 114,279 shares of restricted stock, which were unvested.

The following table provides information concerning termination and change in control payments to each of our named executive officers as if the event occurred on December 31, 2012.

Termination and Change in Control Payments Table

Name	Type of Benefit	Before Change in Control Termination w/o Cause or for Good Reason ($) (1)	After Change in Control Termination w/o Cause or for Good Reason ($) (2)	Voluntary Termination ($)	Death / Disability ($)	Change in Control ($) (3)
Robert L.G. Watson	Severance pay	400,000	1,196,000	—	—	400,000
	Option acceleration		71,452		71,452	71,452
	Restricted stock acceleration		46,338		46,338	46,338
	Total		1,313,790		117,790	517,790
Geoffrey R. King	Severance pay	―	690,000	—	—	690,000
	Option acceleration		40,000		40,000	40,000
	Restricted stock acceleration		109,500		109,500	109,500
	Total		839,500		149,500	839,500
Lee T. Billingsley	Severance pay	—	678,000	—	—	678,000
	Option acceleration		25,363		25,363	25,363
	Restricted stock acceleration		20,542		20,542	20,542
	Total		723,905		45,905	723,905
Peter A. Bommer	Severance pay	—	645,000	—	—	645,000
	Option acceleration		10,970		10,970	10,970
	Restricted stock acceleration		53,348		53,348	53,348
	Total		709,318		64,318	709,318
William H. Wallace	Severance pay	—	678,000	—	—	678,000
	Option acceleration		25,363		25,363	25,363
	Restricted stock acceleration		20,542		20,542	20,542
	Total		723,905		45,905	723,905
__________________

(1)	These amounts reflect a lump sum payment equal to the officer’s annual base salary as of December 31, 2012.

(2)
These amounts reflect a lump sum payment equal to 2.99x (Watson) and 3.0x (King, Billingsley, Bommer and Wallace) the named executive officer’s annual base salary as of December 31, 2012. The amounts on the option acceleration row reflect 493,980 “in-the-money” unvested options for the named officers at an average potential value of $0.36 per share (the difference between the fair market value on December 31, 2012 and the exercise price of the options).  Our named officers held 114,279 shares of restricted stock valued at the fair market value as of December 31, 2012.

(3)
These amounts on the severance pay row reflect a 12-month extension (Watson) and a 36-month extension (King, Billingsley, Bommer, and Wallace) of each officer’s respective employment agreement based on the named executive officer’s annual base salary on December 31, 2012 and would be paid over the extension period.  The amounts on the option acceleration row reflect 493,980 “in-the-money” unvested options for the named officers at an average potential value of $0.36 per share (the difference between the fair market value on December 31, 2012 and the exercise price of the options).  Our named officers held 114,279 shares of restricted stock valued at the fair market value as of December 31, 2012.

 Compensation of Directors

All compensation paid to directors is limited to non-employee directors.  We use a combination of cash and stock-based incentive compensation to attract and retain qualified individuals to serve on the Board.

Compensation.  During 2012, the annual retainer fee paid to each director was $27,500 (prior to April 2012) and $40,000 (after April 2012) to be paid in four quarterly cash payments, in addition to reimbursement for travel expenses to attend the quarterly meetings.

During 2012, each director was paid $1,600 for each board meeting attended and $1,100 for each committee meeting attended.  The chairman of the Audit Committee received an additional annual fee of $10,500, the chairman of the Compensation Committee received an additional annual fee of $5,300 and the chairman of the Nominating and Governance Committee received an additional annual fee of $2,100.

Stock Options.  Abraxas has awarded each director stock options, depending on each director’s length of service, with exercise prices equal to the prevailing market prices at the time of issuance, ranging from $0.68 to $4.59 per share.  Prior to April 2012, each year at the first regular board meeting following the annual meeting, Abraxas awarded each director 10,500 options, in accordance with the terms of the 2005 Directors Plan.  In April 2012, the annual award was increased to 12,000 options.  The amended 2005 Directors Plan reserves 1,500,000 shares of Abraxas common stock, subject to adjustment following certain events, such as stock splits.  The maximum annual award for any one director is 100,000 shares.  The exercise price of all options awarded is no less than 100% of the fair market value on the date of the award while the option terms and vesting schedules are at the discretion of the Compensation Committee.

Unless otherwise provided in the applicable award agreement, vested awards granted under the 2005 Directors Plan shall expire, terminate, or otherwise be forfeited as follows:

•	three months after the date the Company delivers a notice of termination of a participant’s active status, other than in circumstances covered by the following three circumstances:

▪	immediately upon termination for misconduct;

▪	12 months after the date of death; and

▪	36 months after the date on which the director ceased performing services as a result of retirement.

The following table sets forth a summary of compensation for the fiscal year ended December 31, 2012 that Abraxas paid to each director.  Abraxas does not sponsor a pension benefits plan, a non-qualified deferred compensation plan or a non-equity incentive plan for its directors; therefore, these columns have been omitted from the following table.  Except for reimbursement of travel expenses to attend board and committee meetings, no other or additional compensation for services were paid to any of the directors.

Director Compensation Table

Name	Fees Earned or Paid in Cash ($) (1)	Stock Option Awards ($) (2)	Total ($) (3)
C. Scott Bartlett, Jr.	59,175	24,277	83,452
Harold D. Carter	46,475	24,277	70,752
Ralph F. Cox	51,875	24,277	76,152
W. Dean Karrash	39,100	24,277	63,377
Dennis E. Logue	48,675	24,277	72,952
Brian L. Melton	48,675	24,277	72,952
Paul A. Powell, Jr.	46,575	24,277	70,852
Edward P. Russell	44,275	24,277	68,552
__________________

(1)	This column represents the amounts paid in cash to each director.

(2)
The amounts in this column reflect the aggregate grant date fair value of stock options granted in 2012 to each director calculated in accordance with FASB ASC Topic 718.  See the notes to our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2012 filed with the Securities and Exchange Commission for a discussion of all assumptions made in the calculation of this amount.

(3)	The dollar value in this column for each director represents the sum of all compensation reflected in the previous columns.

Outstanding Equity Awards at Fiscal Year End Table

The following table provides information concerning outstanding equity awards at December 31, 2012 for our directors.

	OPTION AWARDS			STOCK AWARDS
Name	Number of Securities Underlying Unexercised Options (Exercisable)	Number of Securities Underlying Unexercised Options (Unexercisable) (1)	Option Exercise Price ($)	Number of Shares of Stock That Have Not Vested (2)	Market Value of Shares of Stock That Have Not Vested ($) (3)
C. Scott Bartlett, Jr.	12,000		2.90
	10,000		2.75
	10,000		4.51
	10,000		4.32
	10,000		4.50
	1,793	12,500	0.99
	10,000		2.36
	10,500		4.13
Harold D. Carter	12,000		2.90
	10,000		2.75
	10,000		4.51
	10,000		4.32
	10,000		4.50
	37,500	12,500	0.99
	10,000		1.06
	10,000		2.36
	10,500		4.13

	OPTION AWARDS			STOCK AWARDS
Name	Number of Securities Underlying Unexercised Options (Exercisable)	Number of Securities Underlying Unexercised Options (Unexercisable) (1)	Option Exercise Price ($)	Number of Shares of Stock That Have Not Vested (2)	Market Value of Shares of Stock That Have Not Vested ($) (3)

Ralph F. Cox	12,000		2.90
	10,000		2.75
	10,000		4.51
	10,000		4.32
	10,000		4.50
	37,500	12,500	0.99
	10,000		1.06
	10,000		2.36
	10,500		4.13	4,250	9,308
W. Dean Karrash	12,000		2.90
Dennis E. Logue	12,000		2.90
	10,000		2.75
	10,000		4.51
	10,000		4.32
	10,000		4.50
	37,500	12,500	0.99
	10,000		1.06
	10,000		2.36
	10,500		4.13
Brian L. Melton	12,000		2.90
	56,250	18,750	1.64
	10,000		2.36
	10,500		4.13	4,250	9,308
Paul A. Powell, Jr.	12,000		2.90
	10,000		2.75
	45,000		4.59
	10,000		4.51
	10,000		4.32
	10,000		4.50
	37,500	12,500	0.99
	10,000		1.06
	10,000		2.36
	10,500		4.13
Edward P. Russell	12,000		2.90
	56,250	18,750	1.64
	10,000		2.36
	10,500		4.13
__________________

(1)
The options awarded to each non-employee director at the first regular board meeting following the annual meeting vest immediately.  Other option awards vest in twenty-five percent (25%) increments each year for four (4) years on the anniversary of the grant date.

(2)	Stock awards vest in twenty-five percent (25%) increments each year for four (4) years on the anniversary of the grant date.

(3)
The market value was calculated from the closing price of Abraxas’ common stock on December 31, 2012 of $2.19 per share multiplied by the number of shares of stock that had not vested as of December 31, 2012.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

 General

On February 21, 2007, the Board of Directors adopted a formal written related person transaction approval policy, which sets out Abraxas’ policies and procedures for the review, approval, or ratification of “related person transactions.”  For these purposes, a “related person” is a director, nominee for director, executive officer, or holder of more than 5% of our common stock, or any immediate family member of any of the foregoing. This policy applies to any financial transaction, arrangement or relationship or any series of similar financial transactions, arrangements or relationships in which Abraxas is a participant and in which a related person has a direct or indirect interest, other than the following:

•	payment of compensation by Abraxas to a related person for the related person’s service in the capacity or capacities that give rise to the person’s status as a “related person;”

•	transactions available to all employees or all stockholders on the same terms;

•
purchases of supplies from Abraxas in the ordinary course of business at the same price and on the same terms as offered to any other purchasers, regardless of whether the transactions are required to be reported in Abraxas’ filings with the SEC; and

•	transactions which when aggregated with the amount of all other transactions between the related person and Abraxas involve less than $10,000 in a fiscal year.

Our Audit Committee is required to approve any related person transaction subject to this policy before commencement of the related person transaction, provided that if the related person transaction is identified after it commences, it shall be brought to the Audit Committee for ratification, amendment or rescission. The chairman of our Audit Committee has the authority to approve or take other actions in respect of any related person transaction that arises, or first becomes known, between meetings of the Audit Committee, provided that any action by the chairman must be reported to our Audit Committee at its next regularly scheduled meeting.

Our Audit Committee will analyze the following factors, in addition to any other factors the members of the Audit Committee deem appropriate, in determining whether to approve a related person transaction:

•	whether the terms are fair to Abraxas;

•	whether the transaction is material to Abraxas;

•	the role the related person has played in arranging the related person transaction;

•	the structure of the related person transaction; and

•	the interest of all related persons in the related person transaction.

 Related Party Transactions in 2012

In February 2012, the Audit Committee approved a related party transaction between Tom Coons, Vice President of Raven Drilling, LLC (“Raven”), one of Abraxas’ wholly-owned subsidiaries, and Krobar Supply & Rental (“Krobar”), a company owned by Mr. Coons.  Raven purchased two (2) pieces of oil field equipment from Krobar as described below for the prices indicated next to each item:

One 2006 642J John Deere loader / forklift (ID Number DW624JZ600110)$  98,000
One 150 hp INDECK boiler, Model Volcano Starfire ST (SN 10269-S)           97,000
Total:                                                                                                          $195,000

The oil field equipment is used in connection with Abraxas’ Bakken / Three Forks operated activity in the Williston Basin. Because our management believed that the equipment was necessary for Raven Drilling’s operations and Abraxas received third party appraisals of the equipment and the terms were deemed fair to Abraxas, the Audit Committee approved the transaction.

Our Audit Committee may, in its sole discretion, approve or deny any related person transaction. Approval of a related person transaction may be conditioned upon Abraxas and the related person following certain procedures designated by the Audit Committee.

PROPOSAL TWO

RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Abraxas Board of Directors has selected BDO USA, LLP to serve as its independent registered public accounting firm for the fiscal year ending December 31, 2013.  Although stockholder ratification is not required, the Board of Directors has directed that such appointment be submitted to the stockholders of Abraxas for ratification at the Annual Meeting. Even if the selection is ratified, the Audit Committee, in its discretion, may select a different independent registered public accounting firm at any time if the Audit Committee believes that such a change would be in the best interests of our company and its stockholders. If our stockholders do not ratify the selection of BDO USA, LLP, the Audit Committee will take that fact into consideration, together with such other factors it deems relevant, in determining its next selection of an independent registered public accounting firm.

 BDO USA, LLP provided audit services to Abraxas for the year ended December 31, 2012.  A representative of BDO USA, LLP will be present at the Annual Meeting, will have an opportunity to make a statement if he or she desires to do so and will be available to respond to appropriate questions.

No report of BDO USA, LLP on Abraxas’ financial statements for either of Abraxas’ last two fiscal years contained any adverse opinion or disclaimer of opinion, nor was any such report qualified or modified as to uncertainty, audit scope or accounting principles.

In connection with the audits of Abraxas’ financial statements for the last two fiscal years, there were no disagreements with BDO USA, LLP on any matters of accounting principles, financial statement disclosure or audit scope and procedures which, if not resolved to the satisfaction of BDO USA, LLP, would have caused the firm to make reference to the matter in its report.

Assuming the presence of a quorum, the affirmative vote of the holders of a majority of the total votes cast is necessary to ratify the appointment of Abraxas’ independent registered public accounting firm.  The enclosed proxy card provides a means for stockholders to vote for the ratification of the selection of Abraxas’ independent registered public accounting firm, to vote against it or to abstain from voting with respect to it. If a stockholder executes and returns a proxy, but does not specify how the shares represented by such stockholder’s proxy are to be voted, such shares will be voted FOR the ratification of selection of Abraxas’ independent registered public accounting firm.  Abstentions will have the same legal effect as a vote against the proposal.  If the Clinton Group provides proxy materials in opposition to our board of directors to your broker to forward to you on its behalf, Proposal 2, ratification of the appointment of our independent registered public accounting firm, will be a “non-routine” matter. On the other hand, in the absence of the Clinton Group’s providing proxy materials in opposition to our board to your broker to forward to you on its behalf, Proposal 2, ratification of the appointment of our independent registered public accounting firm, will be a “routine” matter for which your broker does not need your voting instruction in order to vote your shares.

The Board of Directors recommends a vote “FOR” the ratification of the selection of BDO USA, LLP, as Abraxas’ independent registered public accounting firm for the fiscal year ending December 31, 2013.

AUDIT COMMITTEE REPORT

The Audit Committee represents and assists the Board in fulfilling its responsibilities for general oversight of the integrity of Abraxas’ financial statements, Abraxas’ compliance with legal and regulatory requirements, the independent auditor’s qualifications and independence, the performance of Abraxas’ internal audit function, and risk assessment and risk management.  The Audit Committee manages Abraxas’ relationship with its independent auditors (which report directly to the Audit Committee).  The Audit Committee has the authority to obtain advice and assistance from outside legal, accounting or other advisors as the Audit Committee deems necessary to carry out its duties and receives appropriate funding, as determined by the Audit Committee, from Abraxas for such advice and assistance.

Abraxas’ management is primarily responsible for Abraxas’ internal control and financial reporting process.  Abraxas’ independent auditors, BDO USA, LLP, are responsible for performing an independent audit of Abraxas’ consolidated financial statements and internal control over financial reporting, and issuing opinions on the conformity of those audited financial statements with United States generally accepted accounting principles.  The Audit Committee monitors Abraxas’ financial reporting process and reports to the Board on its findings.

In this context, the Audit Committee hereby reports as follows:

1.      The Audit Committee has reviewed and discussed the audited financial statements with Abraxas’ management.

2.      The Audit Committee has discussed with the independent auditors the matters required to be discussed by the Statement on Auditing Standards No. 61, as amended (Codification of Statements on Auditing Standards, AU 380), as adopted by the Public Company Accounting Oversight Board (“PCAOB”) in Rule 3200T.

3.      The Audit Committee has received the written disclosures and the letter from the independent accountants required by applicable requirements of the PCAOB regarding the independent accountants’ communications with the Audit Committee concerning independence, and has discussed with the independent accountants their independence.

4.      Based on the review and discussions referred to in paragraphs (1) through (3) above, the Audit Committee recommended to the Board, and the Board has approved, that the audited financial statements be included in Abraxas’ Annual Report on Form 10-K for the year ended December 31, 2012, and for filing with the Securities and Exchange Commission.

This report is submitted by the members of the Audit Committee.

C. Scott Bartlett, Jr., Chairman
W. Dean Karrash
Paul A. Powell, Jr.
Brian L. Melton

PRINCIPAL AUDITOR FEES AND SERVICES

Audit Fees.  The aggregate fees billed by BDO USA, LLP for professional services rendered for the audit of Abraxas’ annual financial statements for the years ended December 31, 2012 and December 31, 2011 and the reviews of the condensed financial statements included in Abraxas’ quarterly reports on Form 10-Q for the years ended December 31, 2012 and December 31, 2011, were $530,693 and $493,615, respectively.

Audit-Related Fees.  The aggregate fees billed by BDO USA, LLP for assurance and related services that were reasonably related to the performance of the audit or review of Abraxas’ financial statements which are not reported in “audit fees” above, for the years ended December 31, 2012 and December 31, 2011, were $0 and $0, respectively.

Tax Fees. The aggregate fees billed by BDO USA, LLP for professional services rendered for tax compliance, tax advice or tax planning for the years ended December 31, 2012 and December 31, 2011, were $201,452 and $10,250, respectively.

All Other Fees.  The aggregate fees billed by BDO USA, LLP for other services, exclusive of the fees disclosed above relating to financial statement audit and audit-related services and tax compliance, advice or planning, for the years ended December 31, 2012 and December 31, 2011, were $0 and $0, respectively.

Consideration of Non-audit Services Provided by the Independent Auditors.  The Audit Committee has considered whether the services provided for non-audit services are compatible with maintaining BDO USA, LLP’s independence, and has concluded that the independence of such firm has been maintained.

AUDIT COMMITTEE PRE-APPROVAL POLICY

The Audit Committee’s policy is to pre-approve all audit, audit-related and non-audit services provided by the independent registered public accounting firm. These services may include audit services, audit-related services, tax services and other services. The Audit Committee approved all of the fees described above. The Audit Committee may also pre-approve particular services on a case-by-case basis. The independent public accountants are required to periodically report to the Audit Committee regarding the extent of services provided by the independent public accountants in accordance with such pre-approval. The Audit Committee may also delegate pre-approval authority to one or more of its members. Such member(s) must report any decisions to the Audit Committee at the next scheduled meeting.

PROPOSAL THREE

ADVISORY VOTE ON EXECUTIVE COMPENSATION

Abraxas asks that you indicate your support for our executive compensation policies and practices as described in our Compensation Discussion and Analysis, accompanying tables and related narrative contained in this proxy statement beginning on page 26.  Your vote is advisory and will not be binding on the Board of Directors; however, the Board of Directors will review the voting results and take them into consideration when making future decisions regarding executive compensation.

The Compensation Committee is responsible for executive compensation and works to structure a compensation plan that reflects Abraxas’ underlying compensation philosophy of aligning the interests of our executive officers with those of our stockholders.  Key elements of this philosophy are:

•	Establishing compensation plans that deliver base salaries which are competitive with companies in our industry.

•	Rewarding outstanding performance particularly where such performance is reflected by an increase in Abraxas’ Net Asset Value.

•	Providing equity-based incentives to ensure motivation over the long-term to respond to Abraxas’ business challenges and opportunities as owners rather than just as employees.

The Board of Directors recommends a vote “FOR” the following resolution:

RESOLVED: That the stockholders approve, on an advisory basis, the compensation of Abraxas’ executive officers named in the Summary Compensation Table, as disclosed in this proxy statement pursuant to the executive compensation disclosure rules of the Securities and Exchange Commission, which disclosure includes the Compensation Discussion and Analysis, the compensation tables and other executive compensation disclosures and related material set forth in this proxy statement.

STOCKHOLDER PROPOSALS FOR 2014 ABRAXAS ANNUAL MEETING

Abraxas intends to hold its next annual meeting during the second quarter of 2014, according to its normal schedule.  In order to be included in the proxy material for the 2014 Annual Meeting, Abraxas must receive eligible proposals from stockholders intended to be presented at the annual meeting on or before __________, 2014, directed to the Abraxas Secretary at the address indicated on the first page of this proxy statement.

According to our Amended and Restated Bylaws, Abraxas must receive timely written notice of any stockholder nominations and proposals to be properly brought before the 2014 Annual Meeting.  To be timely, such notice must be delivered to the Abraxas Secretary at the principal executive offices set forth on the first page of this proxy statement between _________, 2014 and the close of business on _________, 2014.  The written notice must set forth, as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made (i) the name and address of such stockholder, as they appear on Abraxas’ books, and of such beneficial owner, if any, (ii) (a) the class or series and number of Abraxas shares which are, directly or indirectly, owned beneficially and of record by such stockholder and such beneficial owner, (b) any option, warrant, convertible security, stock appreciation right, or similar right with an exercise or conversion privilege or a settlement payment or mechanism at a price related to any class or series of Abraxas shares or with a value derived in whole or in part from the value of any class or series of Abraxas shares, whether or not such instrument or right shall be subject to settlement in the underlying class or series of Abraxas capital stock or otherwise (a “Derivative Instrument”) directly or indirectly owned beneficially by such stockholder and any other direct or indirect opportunity to profit or share in any profit derived from any increase or decrease in the value of Abraxas shares, (c) any proxy, contract, arrangement, understanding, or relationship pursuant to which such stockholder has a right to vote any shares of any Abraxas security, (d) any short interest in any Abraxas security (for purposes of this Section 13, a person shall be deemed to have a short interest in a security if such person, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has the opportunity to profit or share in any profit derived from any decrease in the value of the subject security), (e) any rights to dividends on the Abraxas shares owned beneficially by such stockholder that are separated or separable from the underlying Abraxas shares, (f) any proportionate interest in Abraxas shares or Derivative Instruments held, directly or indirectly, by a general or limited partnership in which such stockholder is a general partner or, directly or indirectly, beneficially owns an interest in a general partner and (g) any performance-related fees (other than an asset-based fee) that such stockholder is entitled to based on any increase or decrease in the value of Abraxas shares or Derivative Instruments, if any, as of the date of such notice including, without limitation, any such interests held by members of such stockholder’s immediate family sharing the same household (which information shall be supplemented by such stockholder and beneficial owner, if any, not later than 10 days after the record date for the meeting to disclose such ownership as of the record date), and (iii) any other information relating to such stockholder and beneficial owner, if any, that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for, as applicable, the proposal and/or for the election of directors in a contested election pursuant to Section 14 of the Exchange Act, and the rules and regulations promulgated thereunder.

If the notice relates to any business other than a nomination of a director or directors that the stockholder proposes to bring before the meeting, the notice must set forth (i) a brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting and any material interest of such stockholder and beneficial owner, if any, in such business and (ii) a description of all agreements, arrangements and understandings between such stockholder and beneficial owner, if any, and any other person or persons (including their names) in connection with the proposal of such business by such stockholder.

As to each person, if any, whom the stockholder proposes to nominate for election or reelection to the Board of Directors (i) all information relating to such person that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors in a contested election pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder (including such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected) and (ii) a description of all direct and indirect compensation and other material monetary agreements, arrangements and understandings during the past three years, and any other material relationships, between or among such stockholder and beneficial owner, if any, and their respective affiliates and associates, or others acting in concert therewith, on the one hand, and each proposed nominee, and his or her respective affiliates and associates, or others acting in concert therewith, on the other hand, including, without limitation all information that would be required to be disclosed pursuant to Rule 404 promulgated under Regulation S-K (or any successor rule) if the stockholder making the nomination and any beneficial owner on whose behalf the nomination is made, if any, or any affiliate or associate thereof or person acting in concert therewith, were the “registrant” for purposes of such rule and the nominee were a director or executive officer of such registrant and with respect to each nominee for election or reelection to the Board of Directors, include a completed, dated and signed questionnaire, representation and agreement.

To be eligible to be a nominee for election or reelection as a director of Abraxas, a person must deliver (in accordance with the time periods prescribed above for delivery of notice) to the Secretary at the principal executive offices of Abraxas a written questionnaire with respect to the background and qualification of such person and the background of any other person or entity on whose behalf the nomination is being made (which questionnaire shall be provided by the Secretary upon written request) and a written representation and agreement (in the form provided by the Secretary upon written request) that such person (i) is not and will not become a party to (a) any agreement, arrangement or understanding with, and has not given any commitment or assurance to, any person or entity as to how such person, if elected as a director of Abraxas, will act or vote on any issue or question (a “Voting Commitment”) that has not been disclosed to Abraxas or (b) any Voting Commitment that could limit or interfere with such person’s ability to comply, if elected as a director of Abraxas, with such person’s fiduciary duties under applicable law, (ii) is not and will not become a party to any agreement, arrangement or understanding with any person or entity other than Abraxas with respect to any direct or indirect compensation, reimbursement or indemnification in connection with service or action as a director that has not been disclosed therein, and (iii) in such person’s individual capacity and on behalf of any person or entity on whose behalf the nomination is being made, would be in compliance, if elected as a director of Abraxas, and will comply with all applicable publicly disclosed corporate governance, conflict of interest, confidentiality and stock ownership and trading policies and guidelines of Abraxas.  Abraxas may also require any proposed nominee to furnish such other information as may reasonably be required by Abraxas to determine the eligibility of such proposed nominee to serve as an independent director of Abraxas or that could be material to a reasonable stockholder’s understanding of the independence, or lack thereof, of such nominee.

In the event that the 2014 Annual Meeting is more than 30 days from _________, 2014 (the anniversary of the 2013 Annual Meeting), the dates for submission of proposals to be included in the proxy materials and for business to be properly brought before the 2014 Annual Meeting will change according to Abraxas’ Amended and Restated Bylaws and Regulation 14A under the Exchange Act.  A copy of Abraxas’ Amended and Restated Bylaws setting forth the advance notice provisions and requirements for submission of stockholder nominations and proposals may be obtained from the Abraxas Secretary at the address indicated on the first page of this proxy statement.

OTHER MATTERS

No business other than the matters set forth in this proxy statement is expected to come before the meeting, but should any other matters requiring a stockholder’s vote arise, including a question of adjourning the meeting, the persons named in the accompanying proxy will vote thereon according to their best judgment in the interests of Abraxas.  If a nominee for office of director should withdraw or otherwise become unavailable for reasons not presently known, the persons named as proxies may vote for another person in his place in what they consider the best interests of Abraxas.

Upon the written request of any person whose proxy is solicited hereunder, Abraxas will furnish without charge to such person a copy of its annual report filed with the Securities and Exchange Commission on Form 10-K, including financial statements and schedules thereto, for the fiscal year ended December 31, 2012.  Such written request is to be directed to Investor Relations, 18803 Meisner Drive, San Antonio, Texas 78258.

By Order of the Board of Directors

Stephen T. Wendel
SECRETARY

San Antonio, Texas
[March    , 2013]

APPENDIX A

 Supplemental Information Regarding Participants

Unless otherwise noted, capitalized terms used but not defined in this Appendix A shall have the meanings ascribed to them in the proxy statement to which this Appendix A is attached.

The Company, its directors, its nominees for directors and certain of its executive officers and employees are participants in a solicitation of proxies in connection with the 2013 Meeting.  The directors, nominees for directors, executive officers and employees of the Company who are participants in the solicitation (the “Participants”) are listed below.

 Directors and Nominees

The principal occupations of our directors and nominees for directors who are considered “Participants” in our solicitation are set forth under the section above titled “Proposal One: Election of Directors” of this proxy statement.  The business address of each of the directors and nominees for director is c/o Abraxas Petroleum Corporation, 18803 Meisner Drive, San Antonio, Texas 78258.

Robert L.G. Watson

C. Scott Bartlett, Jr.

Harold D. Carter

Ralph F. Cox

W. Dean Karrash

Dennis E. Logue

Brian L. Melton

Paul A. Powell, Jr.

Edward P. Russell

 Officers and Employees

The principal occupations of our executive officers and employees who are considered “Participants” in our solicitation of proxies are set forth below.  The principal occupation refers to such person’s position with the Company, and the business address is Abraxas Petroleum Corporation, 18803 Meisner Drive, San Antonio, Texas 78258.

Name	Principal Occupation

Geoffrey R. King	Vice President – Chief Financial Officer

Lee T. Billingsley	Vice President – Exploration

Peter A. Bommer	Vice President – Engineering

William H. Wallace	Vice President – Operations

Stephen T. Wendel	Vice President – Land & Marketing and Secretary

G. William Krog, Jr.	Chief Accounting Officer

Appendix A

 Information Regarding Ownership of the Company’s Securities by Participants

The number of shares of our Common Stock beneficially owned as of March __, 2013 by each of our directors and named executive officers is set forth under the section of the Proxy Statement titled " Securities Holdings Of Principal Stockholders, Directors, Nominees And Officers."

 Information Regarding Transactions in the Company’s Securities by Participants

The following table sets forth information regarding purchases and sales of the Company's securities by each Participant during the past two years (March __, 2011-March __, 2013). Unless otherwise indicated, all transactions were in the public market or pursuant to equity compensation plans. No part of the purchase price or market value of these securities is represented by funds borrowed or otherwise obtained for the purpose of acquiring or holding such securities.

Name	Transaction Date	Number of Shares	Transaction Description
Robert L.G. Watson	3/15/2011	3,696	Restricted Stock Award
Robert L.G. Watson	3/21/2011	30,904	Exercise Stock Option
Robert L.G. Watson	8/9/2011	3,696	Restricted Stock Award
Robert L.G. Watson	9/15/2011	13,713	Exercise Stock Option
Robert L.G. Watson	11/8/2012	3,696	Restricted Stock Award
Robert L.G. Watson	11/19/2012	90,000	Exercise Stock Option
Robert L.G. Watson	3/22/2012	2,714	401-K Plan
Robert L.G. Watson	3/4/2013	4,273	401-K Plan
C. Scott Bartlett, Jr.	8/23/2012	12,500	Exercise Stock Option
C. Scott Bartlett, Jr.	10/15/2012	(15,000)	Gifted to Family
C. Scott Bartlett, Jr.	10/22/2012	10,707	Exercise Stock Option
Harold D. Carter	3/22/2012	45,000	Exercise Stock Option
Harold D. Carter	1/8/2013	2,000	Open Market Purchase
Ralph F. Cox	14/14/2013	40,000	Open Market Purchase
W. Dean Karrash	1/8/2013	5,000	Open Market Purchase
Dennis E. Logue	1/21/2011	46,699	Exercise Stock Option
Brian L. Melton	6/10/2011	1,736	Open Market Purchase
Brian L. Melton	1/8/2013	1,500	Open Market Purchase
Brian L. Melton	1/18/2013	1,750	Open Market Purchase
Paul A. Powell, Jr.	1/29/2013	5,000	Open Market Purchase
Edward P. Russell	1/14/2013	5,000	Open Market Purchase
Geoffrey R. King	9/4/2012	50,000	Restricted Stock Award
Geoffrey R. King	11/27/12	5,000	Open Market Purchase
Lee T. Billingsley	3/15/2011	1,681	Restricted Stock Award
Lee T. Billingsley	8/9/2011	1,681	Restricted Stock Award
Lee T. Billingsley	3/22/2012	22,000	Exercise Stock Option
Lee T. Billingsley	11/8/2012	1,681	Restricted Stock Award
Lee T. Billingsley	11/26/2012	15,000	Exercise Stock Option
Lee T. Billingsley	3/22/2012	2,714	401-K Plan
Lee T. Billingsley	03/4/2013	4,273	401-K Plan
Peter A. Bommer	11/8/2012	1,137	Restricted Stock Award
Peter A. Bommer	3/22/2012	2,507	401-K Plan
Peter A. Bommer	3/4/2013	4,273	401-K Plan
William H. Wallace	3/15/2011	1,681	Restricted Stock Award
William H. Wallace	3/21/2011	12,967	Exercise Stock Option
William H. Wallace	8/9/2011	1,681	Restricted Stock Award
William H. Wallace	11/8/2012	1,681	Restricted Stock Award
William H. Wallace	11/13/2012	22,000	Exercise Stock Option
William H. Wallace	3/22/2112	2,714	401-K Plan
William H. Wallace	3/4/2013	4,273	401-K Plan
Stephen T. Wendel	3/15/2011	1,540	Restricted Stock Award
Stephen T. Wendel	8/9/2011	1,540	Restricted Stock Award
Stephen T. Wendel	11/8/2012	1,540	Restricted Stock Award
Stephen T. Wendel	11/13/2012	17,000	Exercise Stock Option

Appendix A

Stephen T. Wendel	3/22/2012	2,713	401-K Plan
Stephen T. Wendel	3/4/2013	4,273	401-K Plan
G. William Krog Jr.	11/8/2012	805	Restricted Stock Award
G. William Krog Jr.	3/22/2012	1,882	401-K Plan
G. William Krog Jr.	12/31/2012	453	401-K Plan
G. William Krog Jr.	03/04/2013	3,912	401-K Plan

Miscellaneous Information Regarding Participants

Except as described in this Annex A or otherwise disclosed in the Proxy Statement, to the Company's knowledge:

• No Participant owns any securities of the Company of record that such Participant does not own beneficially.

• No Participant is, or was within the past year, a party to any contract, arrangements or understandings with any person with respect to any securities of the Company, including, but not limited to joint ventures, loan or option arrangements, puts or calls, guarantees against loss or guarantees of profit, division of losses or profits, or the giving or withholding of proxies.

• No associate of any Participant owns beneficially, directly or indirectly, any securities of the Company. No Participant owns beneficially, directly or indirectly, any securities of any parent or subsidiary of the Company.

• Except as set forth in this Annex A and the Proxy, no Participant nor any associate of a Participant is a party to any transaction, since the beginning of the Company's last fiscal year, or any currently proposed transaction, in which (i) the Company was or is to be a participant, (ii) the amount involved exceeds $120,000, and (iii) any Participant or any related person thereof had or will have a direct or indirect material interest.

• Except as set forth in this Annex A and the Proxy Statement, no Participant, nor any associate of a Participant, has any arrangement or understanding with any person (i) with respect to any future employment by the Company or its affiliates or (ii) with respect to any future transactions to which the Company or any of its affiliates will or may be a party.

Appendix A

 PRELIMINARY PROXY CARD, SUBJECT TO COMPLETION

WHITE PROXY CARD

ANNUAL MEETING OF ABRAXAS PETROLEUM CORPORATION

Date:     May ____, 2013
Time:    [   ]. (Local Time)
Place:   18803 Meisner Drive, San Antonio, Texas 78258

Please make your marks like this:         ☒ Use dark black pencil or pen only

The Board of Directors Recommends a Vote FOR each nominee in proposal 1 and FOR proposals 2 and 3.

1:	To elect as directors to the				á Please separate carefully at the perforation and return just this portion in the envelope provided. á
Abraxas Board of Directors the
three nominees named below for
a term of three years:
Directors Recommend
		For	Withhold		ê
	01 Harold D. Carter	☐	☐		For
	02 Brian L. Melton	☐	☐		For
	03 Edward P. Russell	☐	☐		For
		For	Against	Abstain
2:	To ratify the appointment of BDO USA, LLP	☐	☐	☐	For
as Abraxas’ independent registered public
accounting ﬁrm for the year
ending December 31, 2013;
3:	To approve, by advisory vote, a resolution	☐	☐	☐	For
on executive compensation; and
4:	To transact any other business that has
been properly brought before the meeting
in accordance with the provisions of the
Company’s Amended and Restated Bylaws.

Authorized Signatures - This section must be
completed for your Instructions to be executed.

Please Sign Here	Please Date Above

Please Sign Here	Please Date Above

Title
Please sign exactly as your name(s) appears on your stock certiﬁcate. If held in joint tenancy, all persons should sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized ofﬁcer signing the proxy.

VOTE BY:

INTERNET	TELEPHONE

Go To - www.proxypush.com/axas	Call - 866-390-5384
• Cast your vote online.	• Use any touch-tone telephone
• View Meeting Documents	• Have your Proxy Card
•.	• Follow the simple recorded instructions
.
MAIL

• Mark, sign and date your Proxy Card.
• Detach your Proxy Card.
• Return your Proxy Card in the
postage-paid envelope provided.
Telephone and Internet voting will cut-off at 11:59 P.M., Eastern Time, on May __, 2013

ABRAXAS
Annual Meeting of Abraxas Petroleum Corporation
to be held on _______, May ____, 2013
for Holders as of March ____, 2013

This Proxy is Being Solicited on behalf of the Board of Directors

WHITE PROXY CARD

The undersigned stockholder of Abraxas Petroleum Corporation (the “Company”), hereby appoints Robert L.G. Watson and  Geoffrey R. King, and each of them, proxies and attorneys- in -fact, with full power of substitution, and authorizes each of them, to vote all the shares of Common  Stock of the Company which the undersigned is entitled to vote at the Annual Meeting of stockholders of the Company and any adjournment or postponement thereof upon the matters speciﬁed and upon such other matters as may be properly brought before the meeting or any adjournment or postponement thereof, conferring authority upon such true and lawful attorneys to vote in their discretion on such other matters as may properly come before the meeting.  This proxy revokes any proxy heretofore given with respect to the Annual Meeting.

THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, SHARES WILL BE VOTED FOR THE ELECTION OF THE DIRECTORS IN PROPOSAL 1 AND FOR PROPOSALS 2 AND 3.

All votes must be received by 11:59 P.M., Eastern Time, May __, 2013.

MEDIANT COMMUNICATIONS LLC
PROXY TABULATOR FOR
ABRAXAS PETROLEUM CORPORATION
P.O. BOX 8016
CARY, NC 27512-9903

EVENT #

CLIENT#

OFFICE#

áPlease separate carefully at the perforation and return just this portion in the envelope provided.á